EXHIBIT 4.2

EXECUTION COPY

MID-AMERICA APARTMENTS, L.P.,

as Issuer,

MID-AMERICA APARTMENT COMMUNITIES, INC.,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of December 13, 2013

5.50% Senior Notes due 2015

Reconciliation and tie between Trust Indenture Act of

1939 (the “Trust Indenture Act”) and Indenture, dated as of December 13, 2013

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	7.09
	(a)(2)	7.09
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	7.08, 7.08
	(c)	Not Applicable
§ 311	(a)	7.13
	(b)	7.13
	(c)	Not Applicable
§ 312	(a)	5.01
	(b)	5.02
	(c)	5.02
§ 313	(a)	5.03
	(b)	5.03
	(c)	5.03
	(d)	5.03
§ 314	(a)	4.06, 4.08
	(b)	Not Applicable
	(c)(1)	16.05
	(c)(2)	16.05
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	16.05
	(f)	Not Applicable
§ 315	(a)	7.01
	(b)	6.08
	(c)	7.01
	(d)	7.01
	(e)	6.09
§ 316	(a)(1)(A)	6.07
	(a)(1)(B)	6.07
	(a)(2)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable
§ 317	(a)(1)	6.02
	(a)(2)	6.02
	(b)	11.03
§ 318	(a)	Not Applicable

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

- ii -

(1)          Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture

- iii -

THIS INDENTURE, dated as of December 13, 2013, by and among MID-AMERICA APARTMENTS, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (the “Issuer,” the “Operating Partnership” or “MAALP”), MID-AMERICA APARTMENT COMMUNITIES, INC., a corporation duly organized and existing under the laws of the State of Tennessee (the “Parent” or “MAA”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of MAALP’s 5.50% Senior Notes due 2015.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.  The terms defined in this Article include the plural as well as the singular.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

 “Additional Interest” has the meaning specified in Section 2(d) of the Registration Rights Agreement (as defined below).

“Additional Interest Notice” has the meaning specified in Section 4.15 hereof.

“Adjusted Total Assets” means, as of any date, the sum of (without duplication) (i) Undepreciated Real Estate Assets on such date and (ii) all other assets (excluding accounts receivable and intangibles) of MAALP and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

“Annual Debt Service Charge” for any period means interest expense of MAALP and its Subsidiaries for such period including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest and (4) the interest component of all capitalized lease obligations, all determined on a consolidated basis in accordance with GAAP.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“authenticating agent” has the meaning specified in Section 16.11 hereof.

“Authentication Order” has the meaning specified in Section 2.01 hereof.

“Bankruptcy Code” means Title 11 of the U.S. Code, or any successor thereto, in each case as amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state, or foreign law for the relief of debtors.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under this Indenture;

(2)	with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under this Indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under this Indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under this Indenture;

(3)	with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under this Indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural person or natural persons) or, if such managing member or members are not natural persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under this Indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under this Indenture; and

(4)	with respect to any other person, the board of directors (or similar governing body) of such person or any committee thereof duly authorized to act for such person generally or in any particular respect under this Indenture.

“Board Resolution” means, when used with respect to MAALP, MAA or CRLP, a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of MAALP(in the case of resolutions of the Board of Directors of MAALP or CRLP) or of MAA (in the case of resolutions of the Board of Directors of MAA), to have been duly adopted by the Board of Directors of MAALP, MAA or CRLP, as the case may be, and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such Person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited), and (iii) with respect to a limited liability company, limited liability company interests).

“Clearstream” means Clearstream Banking, S.A.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Comparable Treasury Issue” means, with respect to any Redemption Date for the Notes the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for the Notes:

(1)	the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(2)	if MAALP obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or

(3)	if MAALP obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income of MAALP and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication):

(1)	interest expense on Debt,

(2)	provision for taxes based on income,

(3)	amortization of debt discount and deferred financing costs,

(4)	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP,

(5)	provisions for gains and losses on sales or other dispositions of properties and other investments,

(6)	depreciation and amortization,

(7)	gains or losses on early extinguishment of Debt,

(8)	all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed),

(9)	the effect of any item that is non-cash and non-recurring, and

(10)	amortization of deferred charges,

all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of MAALP and its Subsidiaries for such period, excluding (without duplication) (1) gains and losses on sales of properties and other investments, (2) extraordinary items, (3) property valuation gains and losses (including impairment charges), and (4) the portion of net income (loss) of MAALP and its Subsidiaries allocable to noncontrolling interest, all determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” means either (A) the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at the address set forth in Section 16.03 hereof, or (B) for purposes of Section 4.02, “Corporate Trust Office” means the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York at which at any particular time its corporate trust business shall be administered in the Borough of Manhattan, The City of New York, which office at the date of this Indenture is located at U.S. Bank National Association, Corporate Trust EX-NY-Wall, Administrator for Mid-America Apartments, 100 Wall Street, Suite 1600, New York, NY 10005.

“covenant defeasance” has the meaning specified in Section 11.02 hereof.

“CRLP” means Colonial Realty Limited Partnership, a Delaware limited partnership, and any successor thereto (other than MAALP) by merger, consolidation or otherwise, and any person (other than MAALP) to which all or substantially all of CRLP’s assets shall be sold, assigned, transferred or otherwise conveyed (other than by a lease) in one transaction or a series of related transactions. In the event that CRLP shall, in any transaction or series of related transactions, lease all or substantially all of its assets to any person, then the term “CRLP” shall mean both the Person that was CRLP immediately prior to such transaction and, so long as such lease shall be in effect and the lessee under such lease is not MAALP, the lessee under such lease.

“Current Credit Agreement” means the Amended and Restated Credit Agreement dated as of August 7, 2013 among MAALP, as borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and the other parties thereto, as the same may be amended, restated or supplemented from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended, supplemented or restated from time to time.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Dealer Manager” means J.P. Morgan Securities LLC.

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)	indebtedness secured by any Lien on any property or assets owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of MAALP, by the Board of Directors of MAALP) of the property subject to the Lien,

(3)	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such Person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)	any lease of property by such person as lessee that is or is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“Default” means any event which, after notice or the lapse of time, or both, would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03 hereof.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“DTC” means The Depository Trust Company.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Event of Default” means any event specified in Section 6.01 hereof as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with this Indenture.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the Notes or any Additional Interest in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Guaranteed Debt” has the meaning set forth in Section 4.14 of this Indenture.

“Guaranty” means, with respect to any Person, any obligation, direct or indirect, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limitation, includes any obligation, direct or indirect, contingent or otherwise, of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such Person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities) Debt of any other Person; and “Guaranty” and “Guaranties,” when used as a verb, have correlative meanings.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Investment Banker” means, with respect to any redemption date for the New Notes, an independent investment banking institution of national standing appointed by MAALP with respect to such Redemption Date.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $169,112,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Intercompany Debt” means Debt of MAALP or any of its Subsidiaries so long as (1) the only Persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are MAALP or any of its Subsidiaries, (2) such Debt is held solely by MAALP or any of its Subsidiaries and (3) such Debt is expressly subordinated in right of payment to the prior payment in full of all Notes outstanding under this Indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (1) through (3) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and MAALP or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

“Interest Payment Date,” with respect to any Notes, means the Stated Maturity of an installment of interest on such Note.

“Issuer,” the “Operating Partnership” and “MAALP” means the limited partnership named as the “Issuer,” the “Operating Partnership” or “MAALP” in the first paragraph of this Indenture, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

“legal defeasance” has the meaning specified in Section 11.02 hereof.

“Letter of Transmittal” means the letter of transmittal to be prepared by MAALP and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Maturity Date” means October 1, 2015.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (1) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (2) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt, (3) arise from the presence of hazardous substances on the real property securing such non-recourse Debt, or (4) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Exchange Notes and any Global Note.

“Note Register” has the meaning specified in Section 2.05 hereof.

“Note Registrar” has the meaning specified in Section 2.05 hereof.

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Offering Memorandum” means the Offering Memorandum and Consent Solicitation Statement, dated November 12, 2013, relating to, among other things, the exchange of the Initial Notes for certain debt securities issued by CRLP.

“Officer” and “officer” mean, when used with respect to MAALP, an officer of MAA or, if the MAA does not have officers, then an officer of an indirect general partner of MAALP or, when used with respect to any other limited partnership, an officer of a direct or indirect general partner of such limited partnership. References in this Indenture to any officer of MAALP with a specific title mean an officer of MAA with such title or, if MAA does not have officers, then an officer of an indirect general partner of MAALP with such title, and references in this Indenture to any officer of any other limited partnership with a specific title mean an officer of a direct or indirect general partner of such limited partnership with such title.

“Officer’s Certificate,” when used with respect to MAALP or MAA, means a certificate signed by the Chairman, the Chief Executive Officer, the President or a Vice President of MAALP or MAA, respectively. In any case where both MAALP and MAA shall be required to deliver an Officer’s Certificate in respect of any matter or matters, it shall not be necessary that MAALP and MAA deliver separate Officer’s Certificates, but MAALP and MAA may instead deliver a combined Officer’s Certificate covering all or any such matters.

“Operating Partnership Request” and “Operating Partnership Order” mean, respectively, a written request or order, as the case may be, signed in the name of MAALP by the Chairman, the Chief Executive Officer, the President or a Vice President of MAALP and delivered to the Trustee.

“Opinion of Counsel” means, with respect to any Person, an opinion in writing signed by legal counsel, who may be an employee of or counsel for such person, or other counsel reasonably acceptable to the Trustee.

“Outstanding” or “outstanding” when used with reference to Notes and subject to the provisions of Section 8.04 hereof, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1)         Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)         Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than MAALP or MAA) or (ii) which shall have been otherwise discharged in accordance with Article XI hereof;

(3)         Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07 hereof; and

(4)         Notes paid or redeemed pursuant to Article III hereof.

“Parent” or “MAA” means the corporation named as the “Parent” or “MAA” in the first paragraph of this Indenture, and, subject to the provisions of Article X hereof, shall include its successors and assigns.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning specified in Section 2.05 hereof.

“Person” and “person” mean any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“premium” means any premium payable under the terms of the Notes.

“Principal Credit Agreement” means, as of the date of the Indenture, the Current Credit Agreement and thereafter means the Current Credit Agreement or any successor credit agreement thereto (whether by renewal, replacement, refinancing or otherwise), as the same may be amended, supplemented or restated from time to time, and all guarantees, collateral documents and other instruments and agreements, if any, executed in connection therewith, in each case as the same may be amended supplemented or restated from time to time, that the Board of Directors of MAALP designates to be principal credit agreement of MAALP, taking into account the maximum principal amount of the credit facility provided thereunder, the recourse nature of the agreement and such other factors as MAALP deems reasonable in light of the circumstances, such designation (or the designation that at a given time there is no such principal credit agreement) to be made, reasonably and in good faith, by the Board of Directors of MAALP and evidenced by an Officer’s Certificate delivered by MAALP to the Trustee; provided, however, that none of the Credit Agreement dated as of June 1, 2006, by and among MAA and MAALP, as borrowers, and the Financial Federal Savings Bank, as lender, the Third Amended and Restated Master Credit Facility Agreement (MAA II), dated as of January 4, 2010, by and among MAA and MAALP, as borrowers, Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, and the Federal National Mortgage Association, as amended, or the Master Credit Facility Agreement dated as of March 2, 2004, by and among MAA and MAALP, as borrowers, and Prudential Multifamily Mortgage, Inc. (now known as Prudential Multifamily Mortgage, LLC), as lender, in each case as may be amended, supplemented or restated from time to time, or any successor credit agreement to any of the foregoing (whether by renewal, replacement, refinancing or otherwise), as amended, supplemented or restated from time to time, may be designated to be the Principal Credit Agreement so long as neither such agreement nor any guarantees or other instruments or agreements, if any, executed in connection therewith includes any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any Unsecured Debt of MAALP that is or may be outstanding thereunder.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning specified in Section 2.03 hereof.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Reference Treasury Dealer” means with respect to any redemption date for the Notes, as determined by MAALP, either (a) (i) J.P. Morgan Securities LLC and its successors (provided, however, that if such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), MAALP shall substitute therefor another Primary Treasury Dealer), and (ii) four other Primary Treasury Dealers selected by MAALP or (b) one Primary Treasury Dealer selected by MAALP and four other Primary Treasury Dealers selected by the Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by MAALP, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to MAALP by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 13, 2013, among MAALP and the Dealer Manager, as amended from time to time in accordance with its terms, and relating to the Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Required Filing Date” has the meaning set forth in Section 4.06 hereof.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act as it may be amended from time to time hereafter.

“Rule 144A” means Rule 144A promulgated under the Securities Act as it may be amended from time to time hereafter.

“Rule 903” means Rule 903 promulgated under the Securities Act as it may be amended from time to time hereafter.

“Rule 904” means Rule 904 promulgated under the Securities Act as it may be amended from time to time hereafter.

“Secured Debt” has the meaning set forth in Section 4.09 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means, with respect to any person, any Subsidiary of such person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the Commission (as such Rule is in effect on the date of this Indenture).

“Stated Maturity,” with respect to any Note or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with the Person in accordance with GAAP.

“Subsidiary Guarantee” and “Subsidiary Guarantees” mean (a) the guarantee provided by CRLP in respect of the Notes as set forth in Article Fifteen hereof, and (b) the notation of such guarantee, if any, endorsed on any or all of the certificates evidencing the Notes as contemplated by Section 15.02 hereof. Unless otherwise expressly provided in or pursuant to this Indenture or the context otherwise requires, references in this Indenture to a Subsidiary Guarantee of any Notes shall mean and include the Subsidiary Guarantees described in both clauses (a) and (b) of the immediately preceding sentence, and references in this Indenture to a Subsidiary Guarantee endorsed on any Note or on the certificate evidencing any Note and similar references shall be deemed to mean and refer to a notation of such Subsidiary Guarantee endorsed thereon.

“Subsidiary Guarantee Benefited Party” has the meaning specified in Section 15.01 hereof.

“Subsidiary Guarantee Obligations” has the meaning specified in Section 15.01 hereof.

“Subsidiary Guarantee Reinstatement Date” has the meaning specified in Section 4.14(b) hereof.

“Subsidiary Guarantee Supplemental Indenture” has the meaning specified in Section 4.14(a) hereof.

“Subsidiary Guarantee Suspension Date” has the meaning specified in Section 4.14(b) hereof.

“Subsidiary Guarantee Suspension Event” has the meaning specified in Section 4.14(b) hereof.

“Subsidiary Guarantee Suspension Period” has the meaning specified in Section 4.14(b) hereof.

“Suspended Covenants” has the meaning set forth in Section 4.14(b) hereof.

“Trust Indenture Act” and “TIA” mean the United States Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or TIA or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under and in furtherance of the purpose of such Act or provision, as the case may be.

“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable Redemption Date. The Treasury Rate for the Notes shall be calculated on the third Business Day preceding the applicable Redemption Date.

“Trustee” means U.S. Bank National Association, and its successors and any corporation or association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition and development cost plus capital improvements) of real estate assets of MAALP and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unencumbered Total Asset Value” means, as of any date, the sum of (without duplication) (i) those Undepreciated Real Estate Assets on such date which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of MAALP and its Subsidiaries on such date which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by MAALP or any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unsecured Debt” means Debt of MAALP or any of its Subsidiaries that is not Secured Debt.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to any Person, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “Vice President.”

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation Amount and Issue of Notes.

Upon the execution of this Indenture, and from time to time thereafter, Notes (including Exchange Notes) may be executed by MAALP and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes upon a written order of MAALP (an “Authentication Order”), such order signed on behalf of MAALP by one Officer of MAA, without any further action by MAALP hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall not exceed $169,112,000, except as provided in Sections 2.07 and 2.08 hereof; provided that Exchange Notes may also be authenticated and delivered under this Indenture.

Section 2.02 Form of Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee.  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, MAALP and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or as may be required for the Notes to be tradable on any market existing or developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.06(b) hereof, all of the Notes will be represented by one or more Global Notes.  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.06(b) hereof, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note

Section 2.03 Date and Denominations of Notes; Payments of Interest.

The Notes shall be issuable only in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  Interest shall be payable at the office of MAALP maintained by MAALP for such purposes in New York, New York, which shall initially be an office or agency of the Trustee. MAALP shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2.0 million may request by written notice to MAALP that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice in which case MAALP may, at its option, pay interest by wire transfer of immediately available funds to such account. MAALP shall pay interest on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.  If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.  The term “Record Date” with respect to any Interest Payment Date shall mean the March 15 or September 15 immediately preceding the applicable April 1 or October 1 interest payment date, respectively.

No other payment or adjustment will be made for accrued interest on an exchanged Note.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any April 1 or October 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by MAALP, at its election in each case, as provided in clause (1) or (2) below:

(1)         MAALP may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  MAALP shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time MAALP shall deposit with the Trustee an amount of monies equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such monies when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date).  The Trustee shall promptly notify MAALP of such special record date and, in the name and at the expense of MAALP, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed (or sent by electronic transmission), first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date).  Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)         MAALP may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by MAALP to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution of Notes.

The Notes shall be signed, in the name and on behalf of MAALP, manually or by facsimile or other electronic imaging means by an Officer of MAA.  The Trustee will, upon receipt of an Authentication Order, authenticate Notes for issue under this Indenture.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by MAALP pursuant to one or more Authentication Orders, except as provided in Sections 2.07 and 2.08 hereof.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11 hereof), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such authenticating agent) upon any Note executed by MAALP shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of MAA who shall have signed any of the Notes shall cease to be such Officer of MAA before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by MAALP, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of MAA, and any Note may be signed on behalf of MAALP by such persons as, at the actual date of the execution of such Note, shall be the proper Officers of MAA, although at the date of the execution of this Indenture any such person was not such an Officer of MAA.

Section 2.05 Note Registrar and Paying Agent.

MAALP will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Note Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Note Registrar will keep a register of the Notes and of their transfer and exchange (the “Note Register”).  MAALP may appoint one or more co-registrars and one or more additional paying agents.  The term “Note Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  MAALP may change any Paying Agent or Note Registrar without notice to any Holder.  MAALP will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If MAALP fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such.  MAALP or any of its Subsidiaries may act as Paying Agent or Note Registrar.

MAALP initially appoints DTC to act as Depositary with respect to the Global Notes.

MAALP initially appoints the Trustee to act as the Note Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

MAALP will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee in writing of any default by MAALP in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  MAALP at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than MAALP or its Subsidiary) will have no further liability for the money.  If MAALP or a Subsidiary of MAALP acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to MAALP, the Trustee will serve as Paying Agent for the Notes

Section 2.06 Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a)          Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by MAALP for Definitive Notes if:

(1)          MAALP delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by MAALP within 120 days after the date of such notice from the Depositary;

(2)         MAALP in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)         upon request from the Depositary if there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be registered in such names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the Private Placement Legend unless that legend is not required by applicable law.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.08 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (f) hereof. Except as set forth above or to the extent MAALP in its sole discretion determines that beneficial interests in the Global Notes should be permitted to be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, beneficial interests in a Global Note may not be exchanged for Definitive Notes. In the event that MAALP permits beneficial interests in the Global Notes to be exchanged for Definitive Notes, then such beneficial interests may be so exchanged as provided in Section 2.06(c).

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) of this Section 2.06(b) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Dealer Manager).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests in Global Notes that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

(A)         both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)          instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 2.06(b)(1) above.

Upon consummation of an Exchange Offer by MAALP in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)         Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Note Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)         such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)         the Note Registrar receives the following:

(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to the preceding subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, MAALP shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to the preceding subparagraph (B) or (C) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If MAALP has permitted beneficial interests in the Global Notes to be exchanged for Definitive Notes pursuant to Section 2.06(a) above and any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

(A)         if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to MAALP or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and MAALP shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if MAALP has permitted beneficial interests in the Global Notes to be exchanged for Definitive Notes pursuant to Section 2.06(a) above and:

(A)         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)         such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)         the Note Registrar receives the following:

(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If MAALP has permitted beneficial interests in the Global Notes to be exchanged for Definitive Notes pursuant to Section 2.06(a) above and any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and MAALP will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such Restricted Definitive Note is being transferred to MAALP or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)         if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and, in the case of clause (C) above, the Regulation S Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)         such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)         the Note Registrar receives the following:

(i)          if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)         if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, MAALP will issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Note Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)         Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)         if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)         Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)         such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement;

(B)         any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

(C)         the Note Registrar receives the following:

(i)          if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)         if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (C), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, MAALP will issue and, upon receipt of an Authentication Order in accordance with Section 2.04 hereof, the Trustee will authenticate:

(1)         one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer; and

(2)         Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and MAALP will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)          Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)         Private Placement Legend.

(A)         Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF MAALP THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO MAA, MAALP OR ANY OF MAALP’S SUBSIDIARIES OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)         Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MAALP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO MAALP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)         Original Issue Discount Legend.  Each Global Note will bear a legend in substantially the following form:

THIS NOTE MAY BE ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). PLEASE CONTACT CHIEF FINANCIAL OFFICER AT 6584 POPLAR AVENUE, MEMPHIS, TENNESSEE 38138 TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY.

(h)          Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)          General Provisions Relating to Transfers and Exchanges.

(1)         To permit registrations of transfers and exchanges, MAALP will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Note Registrar’s request.

(2)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but MAALP may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.03 and 9.04 hereof).

(3)         The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of MAALP, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)         Neither the Note Registrar nor MAALP will be required:

(A)         to issue, register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

(B)         to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(6)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and MAALP may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or MAALP shall be affected by notice to the contrary.

(7)         The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 hereof.

(8)         All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic imaging means.

(9)         The Trustee shall have no responsibility or obligation to any Participants, Indirect Participants or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participants, Indirect Participants or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Mutilated, Destroyed, Lost or Stolen Notes.

In case any Note shall become mutilated or be destroyed, lost or stolen, MAALP in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to MAALP, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to MAALP, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note.  Upon the issuance of any substituted Note, MAALP may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or has been called for redemption, as the case may be, shall become mutilated or be destroyed, lost or stolen, MAALP may, instead of issuing a substitute Note, pay or authorize the payment of, as the case may be, if the applicant for such payment shall furnish to MAALP, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to MAALP, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of MAALP, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption of negotiable instruments or other securities without their surrender.

Section 2.08 Temporary Notes.

Pending the preparation of Notes in certificated form, MAALP may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of MAALP, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by MAALP.  Every such temporary Note shall be executed by MAALP and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay, MAALP will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by MAALP pursuant to Section 4.02 hereof and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by MAALP at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.09 Cancellation of Notes.

All Notes surrendered for the purpose of payment, redemption or registration of transfer shall, if surrendered to MAALP or any Paying Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures, with copies of such cancelled Notes and related documentation provided to MAALP.  If MAALP shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10 CUSIP Numbers.

MAALP in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  MAALP will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION OF NOTES

Section 3.01 Optional Redemption of Notes.

(a)          MAALP shall have the right to redeem the Notes at its option and in its sole discretion at any time or from time to time prior to the Maturity Date, in whole or in part.  The redemption price (“Redemption Price”) will equal the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (exclusive of interest accrued to the applicable Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in the case of both clauses (i) and (ii) above, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but not including, such Redemption Date.  Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date for the Notes will be payable to the Persons who were the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Indenture.

(b)          MAALP shall not redeem the Notes pursuant to Section 3.01(a) hereof on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by MAALP in the payment of the Redemption Price with respect to the Notes to be redeemed).

Section 3.02 Notice of Optional Redemption; Selection of Notes.

In case MAALP shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01 hereof, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed (or sent by electronic transmission), the Trustee in the name of and at the expense of MAALP, shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided, that if MAALP makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by MAALP.  Such mailing shall be by first class mail (unless sent by electronic transmission).  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes to be redeemed, (ii) the CUSIP number or numbers, if any, of the Notes being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes, and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue.  If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any).  In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes are to be redeemed, MAALP will give the Trustee written notice of the Redemption Date, together with an Officer’s Certificate as to the aggregate principal amount of Notes to be redeemed not fewer than thirty (30) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, MAALP will deposit with the Paying Agent (or, if MAALP is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04 hereof) an amount of monies in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided, that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date.  MAALP shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof), on a pro rata basis or such other method the Trustee deems fair and appropriate or is required by the Depositary.  The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 3.03 Payment of Notes Called for Redemption by MAALP.

If notice of redemption has been given as provided in Section 3.02 hereof, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless MAALP shall default in the payment of such Notes at the Redemption Price, so long as Paying Agent holds funds sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, then (a) such Notes will cease to be outstanding on and after the Redemption Date, (b) interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date and (c) the Holders of the Notes shall have no right in respect of such Notes except the right to receive the Redemption Price thereof.  On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by MAALP at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Note redeemed in part only, MAALP shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of MAALP, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Prior to the applicable Redemption Date, MAALP shall provide to the Trustee an Officer’s Certificate that shall set forth the applicable Redemption Price and the calculation thereof in reasonable detail. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon MAALP’s calculation of the Redemption Price. The Trustee shall provide such calculation to any Holder upon request.

Section 3.04 Sinking Fund.

There shall be no sinking fund provided for the Notes.

ARTICLE IV

CERTAIN COVENANTS OF THE ISSUER

Section 4.01 Payment of Principal, Premium and Interest.

MAALP covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes; provided, that MAALP or Paying Agent may withhold from payments of interest and upon redemption pursuant to Article III hereof, maturity or otherwise, any amounts MAALP or Paying Agent is required to withhold by law.

Section 4.02 Maintenance of Office or Agency.

MAALP will maintain an office or agency, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon MAALP, MAA and CRLP in respect of the Notes, the Subsidiary Guarantee and this Indenture may be served.  As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to MAALP.  MAALP will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time MAALP shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

MAALP may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  MAALP will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

MAALP hereby initially designates the Trustee as Paying Agent, Note Registrar and Custodian, and the Corporate Trust Office shall be considered as one such office or agency of MAALP for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail (or send by electronic transmission), or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11 hereof.  If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to MAALP and the Holders of Notes it can identify from its records.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office.

MAALP, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10 hereof, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a)          If MAALP shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, MAALP will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)         that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by MAALP or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(2)         that it will give the Trustee notice of any failure by MAALP (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

(3)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

MAALP shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) MAALP will promptly notify the Trustee in writing of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)          If MAALP shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by MAALP (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, MAALP may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by MAALP or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by MAALP or any Paying Agent to the Trustee, MAALP or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03 hereof.

The Trustee shall not be responsible for the actions of any other Paying Agents (including MAALP if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05 Existence.

Except as permitted by Article X hereof, (i) each of MAALP and MAA shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence (corporate, partnership or other, as the case may be) and (ii) MAALP shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that MAALP shall not be required to preserve any such right, license or franchise if the Board of Directors of MAALP determines that the preservation thereof is no longer desirable in the conduct of the business of MAALP.

Section 4.06 Provision of Financial Information.

(a)          Whether or not MAALP is subject to Section 13 or 15(d) of the Exchange Act, for so long as any Notes are Outstanding under this Indenture, MAALP shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, on or prior to the respective dates (each, a “Required Filing Date”) by which it would have been required to file such documents if it were so subject. In addition:

(1)         if MAALP is not subject to Section 13 or 15(d) of the Exchange Act, MAALP shall, not later than 15 days after each Required Filing Date, transmit by mail to all Holders of Notes Outstanding under this Indenture, as their names and addresses appear in the Note Register for the Notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such Sections; provided that MAALP shall not be required to mail any such report or other document to Holders of Notes if such report or other document is publicly available on the Commission’s or MAALP’s website (provided that within five days after the first time that MAALP shall make any such reports or documents publicly available on MAALP’s website, it will disseminate a press release or similar public announcement (using such means of dissemination that is at the time customary for public companies in the United States of America) announcing the availability of such reports and other documents on such website and providing the internet address of such website);

(2)          MAALP shall, whether or not it is subject to Section 13 or 15(d) of the Exchange Act, not later than 15 days after each Required Filing Date, file with the Trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those Sections; and

(3)         if filing of any such report or other document required by any of the foregoing provisions to be filed with the Commission is not permitted under the Exchange Act, MAALP shall, promptly upon written request and payment of reasonable costs of duplication and delivery, supply copies of such report or other document to any prospective Holder of Notes (or, in the case of a Global Note evidencing any Notes, any prospective owner of a beneficial interest in such Global Note); provided that MAALP shall not be required to supply any such report or other document to a prospective owner or Holder if such report or other document is publicly available on the Commission’s or MAALP’s website.

Any report or other document which MAALP is required to mail, file or supply to any Person pursuant to clause (1), (2) or (3) of this Section 4.06 may instead be sent to such Person by email if such Person shall have consented in writing (including by email) to email delivery and such email is sent to such Person at such email address as such Person may provide from time to time by notice to the Trustee or, in the case of clause (2) of this Section 4.06, as the Trustee may provide from time to time by notice to MAALP.

Section 4.07 Stay, Extension and Usury Laws.

Each of MAALP, MAA and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, CRLP covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive MAALP from paying all or any portion of the principal of or premium, if any, or interest on any Notes as contemplated herein and therein, or which would prohibit or forgive CRLP from paying all or any amounts due under any of its Subsidiary Guarantees of any Notes, or which may affect the covenants or the performance of this Indenture or the Notes or any Subsidiary Guarantees thereof; and each of MAALP, MAA and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, CRLP (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate.

Each of MAALP, MAA and, subject to the proviso to this paragraph, CRLP shall deliver to the Trustee, within 120 days after the end of each fiscal year of MAA, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of MAALP, MAA or CRLP, as applicable, stating that, in the course of the performance by the signer of his or her duties as an Officer, he or she would normally have knowledge of any default, a review of activities of the relevant entity during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether such entity has kept, observed, performed and fulfilled its obligations under this Indenture, and whether or not, to the best of his or her knowledge, MAALP, MAA and CRLP, as applicable, are in compliance with all terms, conditions, covenants and other provisions of this Indenture, the Notes and, if applicable, any Subsidiary Guarantees (without regard to notice requirements or periods of grace) and if MAALP, MAA or CRLP, as applicable, shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge; provided that the foregoing provisions of this paragraph, insofar as they relate to CRLP, shall only be applicable if either (i) CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture and shall not have been released, in accordance with the applicable provisions of this Indenture, from all of its obligations under this Indenture with respect to the Notes or (ii) CRLP is required by the Trust Indenture Act to comply with such provisions.

Section 4.09 Limitations on Incurrence of Debt.

(a)          Limitation on Incurrence of Total Debt.  MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Debt of MAALP and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

(1)         Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(2)         the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by MAALP or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by MAALP or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(3)         the aggregate amount of any securities offering proceeds received by (or contributed to) MAALP or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of MAALP or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of this Section 4.09(a), Debt of a Person existing at the time such Person is merged or consolidated with or into MAALP or any of its Subsidiaries or becomes a Subsidiary of MAALP shall be deemed to have been incurred by MAALP or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of MAALP, as the case may be.

(b)          Limitation on Incurrence of Secured Debt.  MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt secured by a Lien upon any property or assets of MAALP or any of its Subsidiaries, whether owned at the date of this Indenture or thereafter acquired (“Secured Debt”), if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of MAALP and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (without duplication):

(1)       Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(2)       the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by MAALP or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by MAALP or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(3)       the aggregate amount of any securities offering proceeds received by (or contributed to) MAALP or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of MAALP or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of this Section 4.09(b), Debt of a Person existing at the time such Person is merged or consolidated with or into MAALP or any of its Subsidiaries or becomes a Subsidiary of MAALP shall be deemed to have been incurred by MAALP or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of MAALP, as the case may be.

(c)          Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge. MAALP will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds thereof, determined on a consolidated basis in accordance with GAAP and calculated on the assumptions that:

(1)         such additional Debt and any other Debt incurred by MAALP or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period,

(2)         the repayment or retirement of any other Debt of MAALP or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and

(3)         in the case of any acquisition or disposition by MAALP or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by MAALP’s Board of Directors) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, purchase or sale of Capital Stock or assets, or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

For clarity, it is understood and agreed that, for purposes of this Section 4.09(c), Debt of a Person existing at the time such Person is merged or consolidated with or into MAALP or any of its Subsidiaries or becomes a Subsidiary of MAALP shall be deemed to have been incurred by MAALP or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of MAALP, as the case may be.

(d)          Maintenance of Unencumbered Total Asset Value.  MAALP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all of outstanding Unsecured Debt of MAALP and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of this Section 4.09(d), Debt of a Person existing at the time such Person is merged or consolidated with or into MAALP or any of its Subsidiaries or becomes a Subsidiary of MAALP shall be deemed to have been incurred by MAALP or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such Person becomes a Subsidiary of MAALP, as the case may be.

Section 4.10 Insurance.

MAALP will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which MAALP and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Section 4.11 Maintenance of Properties.

MAALP will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and MAALP may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in this Indenture to the contrary, MAALP may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of MAALP, desirable in the conduct of its business or the business of any Subsidiary of MAALP and not disadvantageous in any material respect to the Holders of any Notes Outstanding under this Indenture, (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on MAALP’s reasonable judgment that such removal is in the best interest of MAALP or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Section 4.12 Payment of Taxes and Other Claims.

MAALP will pay or discharge or cause to be paid or discharged, before the same shall become delinquent::

(a)          all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon any income, profits, property or assets of it or any of its Subsidiaries; and

(b)          all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or assets or the property or assets of any of its Subsidiaries,

provided, however, that MAALP will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) if the non-payment of any such taxes, assessments, charges or claims would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of MAALP to pay when due the principal of, and premium, if any, and interest on the Notes.

Section 4.13 Existence of CRLP.

Except as permitted under Section 4.14(d), at such times (and only such times), if any, as CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence (partnership or other) and (ii) to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that CRLP shall not be required to preserve any such right, license or franchise if the Board of Directors of MAALP determines that the preservation thereof is no longer desirable in the conduct of the business of CRLP.

Section 4.14 Springing Subsidiary Guarantees by CRLP.

(a)           Subsidiary Guarantees. So long as Notes are Outstanding under this Indenture, neither MAALP nor MAA will cause, permit or suffer CRLP to Guaranty any Unsecured Debt of MAALP that is outstanding under the Principal Credit Agreement (the “Guaranteed Debt”) unless (1) CRLP, MAALP and MAA shall contemporaneously execute and deliver to the Trustee a supplemental indenture substantially in the form attached as Exhibit D to this Indenture (a “Subsidiary Guarantee Supplemental Indenture”) (the Trustee may, but need not be, a party to such Subsidiary Guarantee Supplemental Indenture) providing for CRLP’s guarantee of the Notes as set forth in Article Fifteen of this Indenture and in the Subsidiary Guarantees, if any, of CRLP endorsed on the certificates evidencing the Notes and pursuant to which CRLP shall become a party to this Indenture and (2) if such Guaranteed Debt is:

(1)         pari passu in right of payment with the Notes, then CRLP’s Guaranty of such Guaranteed Debt shall be pari passu in right of payment with, or subordinated in right of payment to, its Subsidiary Guarantee of the Notes, or

(2)         subordinated in right of payment to the Notes, then CRLP’s Guaranty of such Guaranteed Debt shall be subordinated in right of payment to its Subsidiary Guarantee of the Notes to at least the extent that the Guaranteed Debt is subordinated in right of payment to the Notes

In the event that CRLP is required to enter into a Subsidiary Guarantee Supplemental Indenture, MAALP and MAA shall deliver to the Trustee an Officer’s Certificate of MAALP and MAA and an Opinion of Counsel, in each case to the effect set forth in Section 9.05 (which Officer’s Certificate and Opinion of Counsel shall expressly refer to and cover such Subsidiary Guarantee Supplemental Indenture as contemplated by Section 9.05), and to the further effect that the Subsidiary Guarantees of CRLP to be endorsed on the certificates evidencing the Notes have been duly authorized by CRLP and, when executed by CRLP and endorsed on Notes which have been executed and delivered by MAALP and authenticated by the Trustee, will constitute valid and binding obligations of CRLP, enforceable against CRLP in accordance with their terms, subject to customary exceptions; and MAALP shall deliver to the Trustee a Board Resolution of CRLP authorizing and approving the form and terms of the Subsidiary Guarantee Supplemental Indenture, this Indenture and of CRLP’s Subsidiary Guarantees to be endorsed on the certificates evidencing the Notes and further authorizing CRLP to execute, deliver and perform its obligations under the Subsidiary Guarantee Supplemental Indenture, this Indenture and its Subsidiary Guarantees endorsed on any Notes.

(b)          Suspension of Subsidiary Guarantee and Subsidiary Guarantor Covenant. If on any date:

(1)          (i) either (A) the Principal Credit Agreement does not include any covenant or agreement that requires or, upon the occurrence of specified events or conditions, would require CRLP to Guaranty any Unsecured Debt of MAALP that is or thereafter may be outstanding under the Principal Credit Agreement or (B) there is no Principal Credit Agreement (as determined, reasonably and in good faith, by the Board of Directors of MAALP taking into account the factors described in the definition of “Principal Credit Agreement” and evidenced by an Officer’s Certificate of MAALP delivered to the Trustee), (ii) no Guaranty by CRLP of any Unsecured Debt of MAALP that is outstanding under the Principal Credit Agreement shall be in effect, and (iii) no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, or

(2)         CRLP is not a Significant Subsidiary of either MAALP or MAA,

(the satisfaction of the conditions described in subparagraph (1) or (2) above being referred to as a “Subsidiary Guarantee Suspension Event” and any date on which a Subsidiary Guarantee Suspension Event shall occur being referred to as a “Subsidiary Guarantee Suspension Date”), then, effective as of such Subsidiary Guarantee Suspension Date, MAALP and MAA shall be released, solely insofar as relates to the Notes, from their obligations under Sections 4.14(a) and 4.14(d) (such provisions being referred to as the “Suspended Covenants”), and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture; provided, however, that, if on any date after a Subsidiary Guarantee Suspension Event, any of the conditions set forth in clauses (i) or (ii) of subparagraph (1) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the conditions set forth in such subparagraph (1)) or the condition set forth in subparagraph (2) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the condition set forth in such subparagraph (2)) shall not continue to be satisfied, then, effective as of such date (a “Subsidiary Guarantee Reinstatement Date”), the Suspended Covenants will be reinstated and if, after giving effect to such reinstatement, CRLP is required to guarantee the Outstanding Notes pursuant to the provisions of Section 4.14(a), then CRLP’s Subsidiary Guarantee of the Notes and its other obligations under this Indenture with respect to the Notes shall be reinstated effective as of the Subsidiary Guarantee Reinstatement Date or, if CRLP shall not have entered into a Subsidiary Guarantee Supplemental Indenture as contemplated by this Section 4.14, CRLP, MAALP and MAA shall, as of the Subsidiary Guarantee Reinstatement Date, enter into a Subsidiary Guarantee Supplemental Indenture (the Trustee may, but need not be, a party to such Subsidiary Guarantee Supplemental Indenture) and CRLP shall provide its Subsidiary Guarantee of the Notes (all in a manner contemplated by the provisions of Section 4.14(a)) and, thereafter, the obligations of MAALP and MAA under the Suspended Covenants and, if applicable, CRLP’s obligations under its Subsidiary Guarantee of the Notes and under this Indenture with respect to the Notes will be and remain in effect unless and until the conditions set forth in subparagraph (1) or subparagraph (2) above are subsequently satisfied (in which event, effective as of the date such conditions are subsequently satisfied, MAALP and MAA will be released, solely insofar as relates to the Notes, from their respective obligations under the Suspended Covenants and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture until such time as any of the conditions set forth in clauses (i) or (ii) of subparagraph (1) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the conditions set forth in such subparagraph (1)) or the condition set forth in subparagraph (2) above (if the applicable Subsidiary Guarantee Suspension Event shall have occurred as a result of the satisfaction of the condition set forth in such subparagraph (2)) shall not continue to be satisfied, in which case the Suspended Covenants and, if required as provided above in this paragraph, CRLP’s Subsidiary Guarantee and CRLP’s obligations under this Indenture with respect to the Notes shall be reinstated or CRLP shall enter into such a Subsidiary Guarantee Supplemental Indenture and provide its Subsidiary Guarantee of the Notes, as the case may be); provided, however, that no default or Event of Default under this Indenture with respect to the Notes or breach of any kind under this Indenture with respect to the Notes shall be deemed to have existed or occurred under this Indenture, the Notes or the Subsidiary Guarantee, if any, of the Notes with respect to the Suspended Covenants based on, and none of MAALP, MAA or CRLP shall, with respect to the Suspended Covenants and solely insofar as relates to the Notes, bear any liability for, any actions taken or events occurring during a Subsidiary Guarantee Suspension Period, regardless of whether such actions or events would have been permitted if the Suspended Covenants remained in effect during such Subsidiary Guarantee Suspension Period. The period of time from and including a Subsidiary Guarantee Suspension Date to but excluding the applicable Subsidiary Guarantee Reinstatement Date is hereinafter referred to as a “Subsidiary Guarantee Suspension Period.” For purposes of clarity, it is understood and agreed that there may be one or more Subsidiary Guarantee Suspension Periods and one or more Subsidiary Guarantee Reinstatement Dates.

(c)           Release of Subsidiary Guarantee and Subsidiary Guarantor Covenant. In the event of (a) any consolidation or merger of CRLP into MAALP in a transaction in which MAALP is the continuing or resulting Person or (b) any sale, assignment, transfer or other conveyance (other than a lease) of all or substantially all of CRLP’s assets to MAALP in any transaction or series of related transactions, MAALP and MAA shall be released, solely insofar as relates to the Notes, from their obligations set forth under this Section 4.14 and CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture.

CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and from all of its other obligations, if any, under this Indenture (i) if MAALP shall have effected legal defeasance or covenant defeasance with respect to the Notes pursuant to Section 11.02 or (ii) if this Indenture shall have ceased to be of further effect with respect to the Notes upon compliance by MAALP with the provisions set forth in Section 11.01, except in each case for such obligations which Section 11.02 or 11.01, as the case may be, expressly provides shall remain in effect notwithstanding any such legal defeasance, covenant defeasance or satisfaction and discharge, as the case may be. In the event of any such legal defeasance or covenant defeasance with respect to the Notes or in the event that this Indenture ceases to be of further effect with respect to the Notes pursuant to Section 11.01, then, in addition to the consequences thereof set forth above in this paragraph and in Section 11.02 or 11.01, as the case may be, MAALP and MAA shall also be released, solely insofar as relates to the Notes, from their respective obligations described under this Section 4.14.

CRLP shall be released from its obligations under its Subsidiary Guarantee, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture upon:

(1)         the sale, transfer or other disposition of Capital Stock of CRLP if, as a result of such sale, transfer or disposition, CRLP shall no longer be a Subsidiary of either MAALP or MAA, or

(2)         the consolidation or merger of CRLP with or into any other Person (other than MAALP or MAA or any of their respective Subsidiaries) if, as a result of such consolidation or merger, CRLP shall no longer be a Subsidiary of either MAALP or MAA (provided that this clause (2) shall not limit the provisions set forth in the first paragraph of this Section 4.14(c) relating to the effect of a consolidation or merger of CRLP into MAALP, or

(3)         a liquidation or dissolution of CRLP, or

(4)         the release or discharge of all Guaranteed Debt, except a discharge or release by or as a result of payment under CRLP’s Guaranty of any such Guaranteed Debt (provided that this clause (4) shall not affect any subsequent requirement that CRLP guarantee the Notes as contemplated by the provisions set forth in Section 4.14(a) above and, provided, further, that the first sentence of the third paragraph of Section 15.01 shall survive any such release of CRLP from its obligations under this Indenture pursuant to this clause (4) and remain in full force and effect).

(d)          Consolidation, Merger and Sale of Assets of CRLP. During such times, and only such times, as CRLP is required to guarantee the Notes pursuant to the provisions set forth in this Section 4.14, neither MAALP nor MAA will cause or permit CRLP, in any transaction or series of related transactions, to consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any Person unless:

(1)         either (1) in the case of a merger, CRLP shall be the continuing Person or (2) the successor Person (if other than CRLP) formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made (i) is MAALP or (ii) shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (solely in the case of this clause (ii)) shall, by an indenture supplemental hereto, in form and substance reasonably satisfactory to the Trustee, executed by such successor Person and the other parties to this Indenture and delivered to the Trustee, expressly assume the due and punctual payment of all amounts payable under the Subsidiary Guarantees of the Notes and the due and punctual performance and observance of every other obligation in this Indenture with respect to the Notes and the Subsidiary Guarantees, if any, endorsed on the certificates evidencing any Notes on the part of CRLP to be performed or observed;

(2)         immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt which becomes an obligation of CRLP, MAALP or any of their respective Subsidiaries as a result of such transaction as having been incurred by it at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)         MAALP and MAA shall have delivered to the Trustee an Officer’s Certificate of MAALP and an Officer’s Certificate of MAA and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 4.14(d) and that all conditions precedent herein provided for relating to such transaction have been complied with, provided, however, that the provisions of clause (2) above shall not be applicable if the successor Person formed by or resulting from any such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of CRLP’s assets is made is MAALP.

Upon any consolidation by CRLP with or merger of CRLP into any Person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of CRLP to any Person in accordance with the provisions set forth in the immediately preceding paragraph:

(1)         the successor Person formed by or resulting from such consolidation or into which CRLP is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall (solely insofar as relates to the Notes) succeed to, and be substituted for, and may exercise every right and power of, CRLP under this Indenture with respect to the Notes with the same effect as if such successor Person had been named as CRLP under this Indenture; and

(2)         except in the case of a lease, the predecessor Person shall be released (solely insofar as relates to the Notes) from all obligations and covenants under this Indenture and its Subsidiary Guarantee, if any, of the Notes.

Section 4.15 Additional Interest Notice.

In the event that MAALP is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement or this Indenture, MAALP will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed Interest Payment Date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by MAALP on such Interest Payment Date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE V

NOTEHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND TRUSTEE

Section 5.01 Noteholders’ Lists.

MAALP covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each April 1 and October 1 of each year beginning with April 1, 2014, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by MAALP of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by MAALP to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 5.02 Preservation and Disclosure of Lists.

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 hereof or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 hereof upon receipt of a new list so furnished.

(b)          The rights of Noteholders to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)          Every Noteholder agrees with MAALP and the Trustee that neither MAALP nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Notes made pursuant to the Trust Indenture Act

Section 5.03 Reports by Trustee.

(a)          On or before May 15 of each year beginning with May 15, 2014, the Trustee shall transmit to Holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  In the event that no events have occurred under the applicable Sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b)          A copy of any such report shall, at the time of such transmission to Holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Notes are listed and with MAALP.  MAALP will promptly notify the Trustee in writing if the Notes are listed on any stock exchange or automated quotation system or delisted therefrom, and in the absence of such notice, the Trustee shall have no responsibility to make any such filing.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 6.01 Events of Default.

In case one or more of the following (each an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)          default in the payment of any interest on any of the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

(b)          default in the payment of any principal of or premium, if any, on any of the Notes when due (whether at the Maturity Date, upon redemption or otherwise); or

(c)          default in the performance or breach of any other covenant or warranty of MAALP or MAA or, subject to the proviso set forth below in this clause (c), CRLP in this Indenture (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 6.01) or in any of the Notes or in any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any of the New Notes, and continuance of such default or breach (without such default or breach having been waived in accordance with the provisions of this Indenture) for a period of 60 days after notice has been given to MAALP by the Trustee or to MAALP and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes (provided that insofar (and solely insofar) as the foregoing provisions of this clause (c) relate to any such default or breach by CRLP, (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to this Indenture to guarantee the Notes and (b) any such default or breach by CRLP that occurs at any time while it is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from such default or breach by CRLP) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligation to guarantee the Notes); or

(d)          default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by MAALP or CRLP (or by any of their respective Subsidiaries, the repayment of which MAALP or CRLP has guaranteed or for which MAALP or CRLP is directly responsible or liable as obligor or guarantor), whether such indebtedness exists on the date of this Indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to MAALP by the Trustee under this Indenture or to MAALP and such Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Notes (provided that, insofar (and solely insofar) as the foregoing provisions of this clause (d) relate to indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor (a) such provisions (solely insofar as they relate to CRLP) shall be applicable only at such times, if any, as CRLP is required, pursuant to this Indenture, to guarantee such Notes and (b) any such acceleration of or failure to pay any such indebtedness for money borrowed or guaranteed by CRLP or for whose repayment CRLP is directly responsible or liable as obligor or guarantor that occurs at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes will be deemed (solely insofar as relates to CRLP) to have been cured or rescinded, as the case may be (and any Event of Default with respect to such Notes resulting therefrom will be deemed (solely insofar as relates to CRLP) to have been cured) at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture from its obligations to guarantee such Notes); or

(e)          if at any time while CRLP is required, pursuant to this Indenture, to guarantee the New Notes, its Subsidiary Guarantee of any of the Notes ceases for any reason to be in full force and effect (except as contemplated by the terms of this Indenture) or is held in any judicial proceeding before any court of competent jurisdiction to be unenforceable, or the obligations of CRLP under its Subsidiary Guarantee of any of the Notes is denied or disaffirmed in writing by CRLP or any person acting on behalf of CRLP (provided that any event of the nature described this clause (e) that occurs with respect to the Notes issued under this Indenture at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from any such event) will be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes); or

(f)          MAALP or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of MAALP, whether or not CRLP is required to guarantee the Notes), or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of MAALP), pursuant to or under or within the meaning of any applicable Bankruptcy Law:

(i)          commences a voluntary case or proceeding, or;

(ii)         consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it; or

(iii)        consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law of it or for all or substantially of its property; or

(iv)        makes a general assignment for the benefit of creditors,

provided that any such events with respect to CRLP or its property that occur at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from any such events with respect to CRLP or its property) will, so long as CRLP is not a Significant Subsidiary of MAALP, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes; or

(g)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against MAALP or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of MAALP, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of MAALP) in an involuntary case; or

(ii)         appoints a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law of MAALP or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of MAALP, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of MAALP), or appoints a receiver, trustee, assignee, liquidator, custodian or other similar official under any Bankruptcy Law for all or substantially all of the property of MAALP or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of MAALP, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of MAALP); or

(iii)            orders the liquidation of MAALP or any of its Significant Subsidiaries (including, without limitation, CRLP if it is a Significant Subsidiary of MAALP, whether or not CRLP is required to guarantee the Notes) or, at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP (whether or not CRLP is a Significant Subsidiary of MAALP);

and, in each case in this clause (g), the order or decree remains unstayed and in effect for 90 calendar days; provided that any such events with respect to CRLP or its property that occur at any time while CRLP is required, pursuant to this Indenture, to guarantee the Notes (and any Event of Default with respect to the Notes resulting from any such events with respect to CRLP or its property) will, so long as CRLP is not a Significant Subsidiary of MAALP, be deemed to have been cured at such time, if any, as CRLP shall be released, in accordance with the applicable provisions of this Indenture, from its obligations to guarantee the Notes, then, in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of all the Notes and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to MAALP (and to the Trustee if given by the Holders), and upon any such declaration such principal and such accrued and unpaid interest shall become immediately due and payable.

At any time after the declaration of acceleration of the Notes and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by written notice to MAALP and the Trustee, may rescind and annul such declaration and its consequences if:

(1) MAALP (or, if the Notes are guaranteed by CRLP pursuant to this Indenture, MAALP and CRLP) has paid or deposited with the Trustee a sum of money sufficient to pay:

(i) all overdue installments of any interest on the Notes which have become due otherwise than by such declaration of acceleration,

(ii) the principal of and any premium on any Notes which have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate, as the case may be, provided for in or with respect to the Notes, or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by the Notes,

(iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, which have become due otherwise than by such declaration of acceleration at the rate provided for in or with respect to the Notes, or, if no such rate or rates are so provided, at the rate of interest borne by the Notes, and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 7.06; and

(2) all Events of Default with respect to Notes other than the non-payment of the principal of, any premium and interest on the Notes which shall have become due solely by such declaration of acceleration, shall have been waived as provided in Section 6.07 or cured.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case MAALP, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of MAALP, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02 Payments of Notes on Default; Suit Therefor.

MAALP covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b) hereof, upon demand of the Trustee, MAALP will pay to the Trustee, for the benefit of the Holders of the Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06 hereof.  Until such demand by the Trustee, MAALP may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.

In case MAALP shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against MAALP or any other obligor on the Notes and collect in the manner provided by law out of the property of MAALP or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of MAALP or any other obligor on the Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of MAALP or such other obligor, the property of MAALP or such other obligor, or in the case of any other judicial proceedings relative to MAALP or such other obligor upon the Notes, or to the creditors or property of MAALP or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02 hereof, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to MAALP or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06 hereof, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.03 Application of Monies Collected by Trustee.

Any monies collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:	To the payment of all amounts due the Trustee under Section 7.06 hereof;

SECOND:	In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Notes in default in the order of the maturity of the installments of such interest, such payments to be made ratably to the Persons entitled thereto;

In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

THIRD:	To the payment of the remainder, if any, to MAALP or any other Person lawfully entitled thereto.

Section 6.04 Proceedings by Noteholder.

No Holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee security or indemnity as it may, in its sole discretion, require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07 hereof during such 60 day period; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes (except as otherwise provided herein).  For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against MAALP shall not be impaired or affected without the consent of such Holder.

Section 6.05 Proceedings by Trustee.

In case of an Event of Default, the Trustee may, in its discretion and without the possession of any of the Notes or the production thereof in any proceeding related thereto, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06 Remedies Cumulative and Continuing.

All powers and remedies given by this Article VI to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 6.04 hereof, every power and remedy given by this Article VI or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.

The Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders or otherwise be unduly prejudicial to the Noteholders not joining therein, and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.  Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, or interest on the Notes or under any Subsidiary Guarantee by CRLP, unless such default has been cured and MAALP or CRLP has deposited with the Trustee all required payments of the principal of, premium, if any, and interest on the Notes (provided, however, that the Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration) or (ii) a default in respect of a covenant or provisions hereof which under Article IX hereof cannot be modified or amended without the consent of the Holders of all Notes then outstanding or each Note affected thereby.

Upon any such waiver, MAALP, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08 Notice of Defaults.

Within 90 days after the Trustee receives notice of the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders of Notes, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any), or interest, if any, on, or Additional Interest, if any, or any sinking fund installment, if any, with respect to, the Notes or the Subsidiary Guarantee by CRLP, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of the Notes; and provided, further, that in the case of any Default of the character specified in Section 6.01(d), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section.

Section 6.09 Undertaking to Pay Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by MAALP or MAA, to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 hereof, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), or interest on any Note on or after the due date expressed in such Note.

ARTICLE VII

THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived) and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)          the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)         in the absence of gross negligence, bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any written direction received by it pursuant to the terms hereof, or for exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)          whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by MAALP or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Notes;

(f)          if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g)          the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by MAALP or a Holder of Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Except as explicitly specified otherwise herein, MAALP will be responsible for making all calculations required under this Indenture and the Notes.  MAALP will make such calculations in good faith and, absent manifest error, MAALP’s calculations will be final and binding on Holders of the Notes.  MAALP will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of MAALP’s calculations without independent verification.

Section 7.02 Certain Rights of Trustee.

Except as otherwise provided in Section 7.01 hereof:

(a)          the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Note, coupon or other paper or document (whether in its original, facsimile or electronic form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of MAALP mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of MAA may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of MAALP or MAA;

(c)          the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it, in its sole discretion, against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(f)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder;

(g)          the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)          the Trustee may request that MAALP deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j)          any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03 No Responsibility for Recitals, etc.

The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of MAALP, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by MAALP of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents or Registrar May Own Notes.

The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 7.05 Monies to be Held in Trust.

Subject to the provisions of Section 11.02 hereof, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Monies held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  Except as otherwise provided herein, the Trustee shall be under no liability for interest on any monies received by it hereunder except as may be agreed in writing from time to time by MAALP and the Trustee.

Section 7.06 Compensation and Expenses of Trustee.

MAALP covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between MAALP and the Trustee, and MAALP will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith.  MAALP also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by MAALP, any Holder or any other Person) of liability in the premises.  The obligations of MAALP under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.  The obligation of MAALP under this Section 7.06 and the resulting lien shall survive the satisfaction and discharge of this Indenture, including any termination or rejection hereof under any Bankruptcy Law, or the resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(f), 6.01(g) or 6.01(h) hereof with respect to MAALP occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence.

Except as otherwise provided in Section 7.01 hereof, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 7.08 Conflicting Interests of Trustee.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09 Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.09 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10 Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to MAALP and to the Holders of Notes and be discharged from the trust created hereunder.  Upon receiving such notice of resignation, MAALP shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to MAALP and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of MAALP, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.09 hereof, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)          the Trustee shall fail to comply with Section 7.08 hereof after written request therefor by MAALP or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months; or

(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 hereof and shall fail to resign after written request therefor by MAALP or by any such Noteholder; or

(iii)        the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, MAALP may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09 hereof, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either MAALP or the Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of MAALP, any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

(d)          Notwithstanding the replacement of the Trustee pursuant to this Section 7.10, MAALP’s obligations under Section 7.06 hereof shall continue for the benefit of the retiring Trustee.

Section 7.11 Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 hereof shall execute, acknowledge and deliver to MAALP and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of MAALP or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06 hereof, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, MAALP shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06 hereof.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 hereof and be eligible under the provisions of Section 7.09 hereof.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, MAALP (or the former trustee, at the written direction of MAALP) shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Note Register.  If MAALP fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of MAALP

Section 7.12 Succession by Merger.

Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 hereof and eligible under the provisions of Section 7.09 hereof.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13 Preferential Collection of Claims.

If and when the Trustee shall be or become a creditor of MAALP (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against MAALP (or any such other obligor).

Section 7.14 United States Patriot Act.

To help the government fight the funding of terrorism and money laundering activities, the federal law of the United States requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Trustee may ask for documentation to verify its formation and existence as a legal entity.  The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

ARTICLE VIII

THE NOTEHOLDERS

Section 8.01 Action by Noteholders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever MAALP or the Trustee solicits the taking of any action by the Holders of the Notes, MAALP or the Trustee may fix in advance of such solicitation a date as the Record Date for determining Holders entitled to take such action.  The Record Date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Noteholders.

Subject to the provisions of Sections 7.01 and 7.02 hereof, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03 Absolute Owners.

MAALP, the Trustee, any Paying Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than MAALP or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price upon redemption pursuant to Article III hereof), premium, if any, and interest on such Note and for all other purposes; and neither MAALP nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04 Issuer-Owned Notes Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture or whether a quorum is present at a meeting of the Holders of the Notes, Notes which are owned by MAALP or any other obligor on the Notes or any Subsidiary of MAALP or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not MAALP, any other obligor on the Notes or any Affiliate of MAALP or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, MAALP shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by MAALP to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01 hereof, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01 hereof, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note which is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02 hereof, revoke such action so far as it concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Noteholders.

Without the consent of any Holders of the Notes, MAALP (when authorized by or pursuant to a Board Resolution), MAA (when authorized by or pursuant to a Board Resolution), the Trustee (provided, however, that the Trustee may, but need not be a party to any Subsidiary Guarantee Supplemental Indenture adding CRLP as a party to this Indenture) and, if CRLP either is required to become a party to this Indenture pursuant to Section 4.14 or shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 4.14 and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes, CRLP (when authorized pursuant to a Board Resolution), at any time and from time to time, may enter into one or more indentures supplemental hereto to amend or modify the provisions of this Indenture or the Notes or any of CRLP’s Subsidiary Guarantees of the Notes for any of the following purposes:

(a)          to evidence the succession of another Person to MAALP, MAA or, if applicable, CRLP, as the case may be, and the assumption by any such successor of the covenants of MAALP, MAA or, if applicable, CRLP, as the case may be, in this Indenture and, in the case of a successor to MAALP, the Notes and, in the case of a successor to CRLP, its Subsidiary Guarantees, if any, endorsed on the Notes; and, if any such successor to MAALP or, if applicable, CRLP is not a limited partnership or any such successor to MAA is not a corporation, to make such changes in phraseology but not substance (provided that no such change shall adversely affect the interests of the Holders of any Notes then Outstanding) as may be necessary or appropriate to accommodate such change in type of entity;

(b)          to add to the covenants of MAALP or MAA or CRLP for the benefit of the Holders of the Notes or to surrender any right or power conferred upon MAALP or MAA or CRLP by this Indenture with respect to the Notes;

(c)          to add any additional Events of Default with respect to the Notes, provided, however, that in respect of any such additional Events of Default, any such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may limit the right of Holders of a majority in aggregate principal amount of Outstanding Notes to waive such default;

(d)          to establish the form or terms of the Notes and any Subsidiary Guarantees thereof by CRLP and any deletions from or additions or changes to this Indenture in connection therewith, including, without limitation, deletions from or additions or changes to Section 902 (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(e)          to evidence and provide for the acceptance of the appointment hereunder by a successor Trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11;

(f)          to cure any ambiguity or to correct or supplement any provision in this Indenture which may be defective or which may be inconsistent with any other provision of this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with this Indenture, provided that, in each case, such action shall not adversely affect the interests of the Holders of any Notes Outstanding under this Indenture in any material respect;

(g)          to make any change necessary to comply with the Trust Indenture Act;;

(h)          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the legal defeasance, covenant defeasance or satisfaction and discharge of the Notes pursuant to Article XI, provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(i)          to secure the Notes or to add guarantees or additional guarantees or one or more guarantors or additional guarantors (which may include, without limitation, any Subsidiaries of MAALP) with respect to the Notes and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to this Indenture and/or the guarantees endorsed on the Notes to provide that any such additional guarantees shall be joint and several with any existing or future guarantees of the Notes, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and (except in the case of the Subsidiary Guarantees, if any, of CRLP, which shall be governed by the terms of Section 4.14 and Article Fifteen of this Indenture) to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and this Indenture;

(j)          without limitation to the provisions of clause (i) of this Section 9.01, to add CRLP as a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture, to provide for CRLP’s Subsidiary Guarantee of the Notes and to endorse CRLP’s Subsidiary Guarantee on the certificates evidencing all or any of the Notes as contemplated by and in accordance with the provisions of Section 4.14 and Article Fifteen of this Indenture and, if applicable, to evidence the release of CRLP from its Subsidiary Guarantees, if any, of the Notes and (solely insofar as relates to the Notes) from its other obligations under this Indenture as contemplated by and in accordance with the provisions of Section 4.14 of this Indenture; or;

(k)          to amend or supplement any provision contained in this Indenture or in any supplemental indenture or in the Notes or any Subsidiary Guarantees of CRLP endorsed on the certificates evidencing any Notes, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any Outstanding Notes (or to any Subsidiary Guarantee of CRLP endorsed on the certificates evidencing any Outstanding Notes) issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision; ; or

(l)          to conform the terms of this Indenture or the terms of the Notes outstanding under this Indenture or CRLP’s Subsidiary Guarantee, if any, to the description thereof contained in the Offering Memorandum as evidenced by an Officer’s Certificate delivered to the Trustee under this Indenture.

Section 9.02 Supplemental Indentures With Consent of Noteholders.

With the consent (evidenced as provided in Article VIII hereof) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, MAALP (when authorized by or pursuant to a Board Resolution), MAA (when authorized by or pursuant to a Board Resolution), the Trustee and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 4.14 and shall not have been released, in accordance with the applicable provisions of this Indenture, from its obligations under this Indenture with respect to the Notes, CRLP (when authorized pursuant to a Board Resolution) may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Notes or any Subsidiary Guarantees of the Notes or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Note, shall:

(a)          change the Stated Maturity of any principal of, or premium, if any, or any installment of interest on, any Note or reduce the principal amount of or any premium, if any, on any Note or reduce the rate of interest on any Note (or modify the calculation of interest on any Note except in a manner that increases such rate of interest), or reduce the amount payable upon redemption of any Note at the option of MAALP, or reduce the amount or change the time for payment of any amount payable under any Subsidiary Guarantee of any Notes by CRLP, or change the office described in Section 4.02 otherwise then in accordance with the terms of this Indenture or the currency in which the principal of, or any premium or interest on, any Note or any amount payable pursuant to any Subsidiary Guarantee of any Notes by CRLP is payable, or impair any Holder’s right to institute suit for the enforcement of any payment due on any Notes or pursuant to any Subsidiary Guarantees of the Notes on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or on or after any other date on which any such principal, premium, if any, or interest shall become due and payable; or;

(b)          reduce the percentage in aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 6.07 of this Indenture, or reduce the requirements of Section 14.04 for quorum or voting or modify any of the provisions of this Section or Section 6.07 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived (solely insofar as relates to the Notes) without the consent of the Holder of each Outstanding Note.;

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03 Effect of Supplemental Indenture.

Any supplemental indenture executed pursuant to the provisions of this Article IX shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, MAALP and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Notation on Notes.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If MAALP or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and MAALP, to any modification of this Indenture contained in any such supplemental indenture may, at MAALP’s expense, be prepared and executed by MAALP, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11 hereof) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 9.05 Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee.

Prior to entering into any supplemental indenture pursuant to this Article IX, the Trustee shall be provided with an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX and is otherwise authorized or permitted by this Indenture.

ARTICLE X

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01 MAALP May Consolidate, Etc., Only on Certain Terms.

MAALP shall not, in any transaction or series of related transactions, consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person unless:

(1)         either (A) in the case of a merger, MAALP shall be the continuing Person, or (B) (i) the successor Person (if other than MAALP) formed by or resulting from such consolidation or into which MAALP is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAALP is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, in form and substance reasonably satisfactory to the Trustee, executed by such successor Person and the other parties to this Indenture and delivered to the Trustee, expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all of the Outstanding Notes and the due and punctual performance and observance of every other obligation in this Indenture and the Outstanding Notes on the part of MAALP to be performed or observed and (ii) in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving MAALP, unless MAA has become the successor Person and has assumed MAALP’s obligations under the Outstanding Notes and this Indenture as described above, MAA shall, in such supplemental indenture, expressly agree that its obligations under this Indenture shall remain in full force and effect notwithstanding such transaction; in addition, in the case of any such consolidation, merger, sale, lease, assignment, transfer or other conveyance involving MAALP, if at the time of such transaction CRLP is required, pursuant to this Indenture, to guarantee the Notes, CRLP shall also execute and deliver such supplemental indenture and, in such supplemental indenture, shall expressly agree that its obligations under its Subsidiary Guarantees of the Notes and all of its other obligations under this Indenture with respect to the Notes and its Subsidiary Guarantees, if any, endorsed on the certificates evidencing any Notes shall remain in full force and effect notwithstanding such transaction;

(2)         immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt or guarantee which becomes an obligation of MAALP or any of its Subsidiaries as a result of such transaction as having been incurred by MAALP or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)         MAALP and MAA shall have delivered to the Trustee an Officer’s Certificate of MAALP and an Officer’s Certificate of MAA and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, any Subsidiary of MAALP may consolidate with, merge into or transfer all or part of its assets or properties to MAALP so long as such transaction complies with the provisions set forth in clauses (1) and (2) of the immediately preceding paragraph and, in case of any such consolidation or merger, MAALP is the continuing or successor Person, and neither (unless such Subsidiary is CRLP and CRLP is at the time of such transaction required pursuant to this Indenture to guarantee the Notes, in which case such transaction must also comply with the provisions set forth in clause (3) of the immediately preceding paragraph) an Officer’s Certificate nor an Opinion of Counsel shall be required to be delivered in connection therewith.

Section 10.02 MAA May Consolidate, Etc., Only on Certain Terms.

MAA shall not, in any transaction or series of related transactions, consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all its assets to any Person unless:

(1)         either (A) in the case of a merger, MAA shall be the continuing Person, or (B) the successor Person (if other than MAA) formed by or resulting from such consolidation or into which MAA is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAA is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, in form and substance reasonably satisfactory to the Trustee, executed by such successor Person and the other parties to this Indenture and delivered to the Trustee, expressly assume the due and punctual performance and observance of every obligation in this Indenture on the part of MAA to be performed or observed;

(2)         immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt or guarantee which becomes an obligation of MAALP or any of its Subsidiaries as a result of such transaction as having been incurred by MAALP or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)         MAALP and MAA shall have delivered to the Trustee an Officer’s Certificate of MAALP and an Officer’s Certificate of MAA and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article X and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.03 Successor Person Substituted for MAALP or MAA.

Upon any consolidation by MAALP or MAA with or merger of MAALP or MAA into any Person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of MAALP or MAA to any Person in accordance with Section 10.01 or 10.02, as the case may be, the successor Person formed by or resulting from such consolidation or into which MAALP or MAA, as the case may be, is merged or to which such sale, lease, assignment, transfer or other conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, MAALP or MAA, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the MAALP or MAA, as the case may be, herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and, in the case of MAALP, the Outstanding Notes.

ARTICLE XI

SATISFACTION AND DISCHARGE OF INDENTURE; Legal Defeasance and
COVENANT Defeasance

Section 11.01 Satisfaction and Discharge of Indenture.

Upon the direction of MAALP by an Operating Partnership Order, this Indenture shall cease to be of further effect with respect to the Notes and any Subsidiary Guarantee endorsed thereon, and the Trustee, on receipt of an Operating Partnership Order, at the expense of MAALP, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when:

(a)          either:

(1)         all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by MAALP, and thereafter repaid to MAALP or discharged from such trust, as provided in Section 11.04) have been delivered to the Trustee for cancellation; or

(2)         all Notes delivered to the Trustee for cancellation:

(i)          have become due and payable;

(ii)         will become due and payable at their Stated Maturity within one year; or

(iii)        if redeemable at the option of MAALP, are to be called for redemption within one year, under arrangements satisfactory to the Trustee and, without limitation to the foregoing, MAALP has given the Trustee irrevocable instructions to redeem all Outstanding Notes of such series on a Redemption Date within one year and, unless notice of redemption shall have been previously given to the Holders of the Outstanding Notes of such series as and when required by the terms of the Notes of such series and this Indenture, to give notice of such redemption, in the name, and at the expense of MAALP, to the Holders of the Outstanding Notes as and when required by the terms of the Notes this Indenture, and MAALP, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the currency in which the Notes are payable in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, including (A) the principal of, and any premium and interest on and (B) if the amount of any Additional Interest which are or will be payable with respect to Notes is at the time of deposit determinable by MAALP (in the exercise by MAALP of its reasonable discretion), any such Additional Interest with respect to such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Maturity thereof, as the case may be;

(b)          MAALP has paid or caused to be paid all other sums payable hereunder by MAALP with respect to the Outstanding Notes, including the reasonable fees and expenses of the Trustee; and

(c)          MAALP has delivered to the Trustee an Officer’s Certificate of MAALP and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of MAALP to the Trustee under Section 7.06, the obligations of the Trustee to any authenticating agent under Section 16.11 and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of the first paragraph of this Section 11.01, the obligations of MAALP and the Trustee with respect to Notes of such series under Sections 2.06, 2.07, 2.08, 4.02, 7.05 and 11.04, shall survive such satisfaction and discharge and remain in full force and effect.

In the event that MAALP effects satisfaction and discharge with respect to the Notes in accordance with the foregoing provisions of this Section 11.01, CRLP shall be released from its Subsidiary Guarantees, if any, of the Notes and its other obligations, if any, under this Indenture with respect to the Notes, except that, anything in this Indenture to the contrary notwithstanding, CRLP’s obligations under this Section 11.01, 11.04 and the first sentence of the third paragraph of Section 15.01 shall survive such satisfaction and discharge and remain in full force and effect.

Section 11.02 Legal Defeasance and Covenant Defeasance.

(1)        MAALP may at its option by Board Resolution, at any time, with respect to the Notes, elect to have Section 11.02(2) or Section 11.02(3) be applied to such Outstanding Notes and any upon compliance with the conditions set forth below in this Section 11.02; provided, however, legal defeasance under clause (2) of this Section 11.02 and covenant defeasance under clause (3) of this Section 11.02 may be effected only with respect to all, and not less than all, of the Outstanding Notes.

(2)        Upon MAALP’s exercise of the above option applicable to this Section 11.02(2) with respect to the Outstanding Notes, MAALP, MAA and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 4.14, CRLP shall, except as provided below, be deemed to have been discharged from any and all of their respective obligations with respect to the Outstanding Notes and, in the case of CRLP, any Subsidiary Guarantees thereof on the date the conditions set forth in clause (4) of this Section 11.02 are satisfied (hereinafter, “legal defeasance”). For this purpose, such legal defeasance means that MAALP shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and MAALP, MAA and, if applicable, CRLP shall be deemed to have satisfied all of their other respective obligations under such Notes, any Subsidiary Guarantees thereof and this Indenture insofar as such Notes and any such Subsidiary Guarantees are concerned (and the Trustee, at the expense of MAALP, shall execute proper instruments acknowledging the same), except for the following which shall, anything in this Indenture to the contrary notwithstanding, survive such legal defeasance and remain in full force and effect until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Notes to receive, solely (except as provided elsewhere in or pursuant to this Section 11.02) from the trust fund described in clause (4)(a) of this Section 11.02 and as more fully set forth in this Section 402 and Section 11.03, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (ii) the obligations of MAALP and the Trustee with respect to such Notes under Sections 2.06, 2.07, 2.08 and 4.02 , (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 11.02, Sections 11.03 and 11.04 and the first sentence of the third paragraph of Section 15.01. MAALP may exercise its option under this clause (2) of this Section 11.02 notwithstanding the prior exercise of its option under clause (3) of this Section 11.02 with respect to the Notes.

(3)        Upon MAALP’s exercise of the above option applicable to this clause (3) of this Section 11.02 with respect to the Outstanding Notes, MAALP and MAA shall be released from their respective obligations under clause (ii) of Section 4.05, Sections 4.06, .4.09, 4.10, 4.11 and 4.12, clause (ii) of Section 4.13 and Section 4.14, and, if CRLP shall have become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 4.14, CRLP shall be released, except as provided below, from its obligations under its Subsidiary Guarantees, if any, of such Notes and, solely insofar as relates to such Notes, from all of its other obligations, if any, under this Indenture, in each case on and after the date the conditions set forth in clause (4) of this Section 11.02 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant or, in the case of CRLP and except as provided below, with respect to any such Subsidiary Guarantees of such Notes or any other obligations of CRLP under this Indenture with respect to such Notes, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, and any Subsidiary Guarantees, if any, thereof, each of MAALP and MAA and, if applicable and except as provided below, CRLP may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section, or, in the case of CRLP and except as provided below, any Subsidiary Guarantee of the Notes or any of CRLP’s other obligations, if any, under this Indenture with respect to the Notes, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, or, in the case of CRLP and except as provided below, to any such Subsidiary Guarantee or such other obligations of CRLP under this Indenture with respect to the Notes, or by reason of reference in any such Section, or, in the case of CRLP and except as provided below, in any such Subsidiary Guarantee or any other provision of this Indenture applicable (insofar as concerns the Notes) to CRLP, to any other provision herein or in any other document, and such omission to comply shall not constitute a default or an Event of Default under Section 501(c) or, in the case of any Subsidiary Guarantee of the Notes and except as provided below, Section 501(e) or otherwise, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby; provided, however, that, anything in this Indenture to the contrary notwithstanding, CRLP’s obligations under this Section 11.02, Sections 11.03 and 11.04 and the first sentence of the third paragraph of Section 1501 shall survive any such covenant defeasance and remain in full force and effect.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 11.02 to any Outstanding Notes:

(a) MAALP shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, (1) an amount in Dollars or in such Foreign Currency in which the Notes are then specified as payable at Stated Maturity or, if such legal defeasance or covenant defeasance is to be effected in compliance with subclause (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Notes (determined on the basis of the Currency in which the Notes are then specified as payable at Stated Maturity or, if such legal defeasance or covenant defeasance is to be effected in compliance with subclause (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, on such Notes, money, or (3) a combination thereof, in any case in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge and (y) the principal of and premium, if any, and interest, if any, on, and the amount of any Additional Interest which is or will be payable with respect to the Notes is at the time of deposit determinable by MAALP (in the exercise by MAALP of its reasonable discretion), any Additional Interest with respect to, such Outstanding Notes, in each case on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Notes, whether at the Stated Maturity, on any applicable Redemption Date or otherwise.

(b) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which MAALP or MAA or any of their respective Subsidiaries or, if applicable.

(c)          No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, and, solely in the case of legal defeasance under clause (2) of this Section 11.02, no Event of Default with respect to the Notes under clause (6) or (7) of Section 6.01 or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes under clause (6) or (7) of Section 6.01 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to legal defeasance under clause (2) of this Section 11.02 shall not be deemed satisfied until the expiration of such period); provided that, solely for the purpose of determining whether the condition to legal defeasance of the Notes set forth in this clause (c) shall have been satisfied, any Event of Default with respect to CRLP under clause (6) or (7) of Section 6.01 or any event with respect to CRLP which with notice or lapse of time or both would become an Event of Default under clause (6) or (7) of Section 6.01 shall be disregarded unless either (x) CRLP is a Significant Subsidiary or (y) CRLP guarantees or is required to guarantee the Notes pursuant to Section 4.14 at any time during such 91 day period.

(d) In the case of legal defeasance pursuant to clause (2) of this Section 11.02, MAALP shall have delivered to the Trustee an Opinion of Counsel stating that (x) since the date of this Indenture, there has been a change in applicable U.S. federal income tax law or (y) MAALP has received from, or there has been published by, the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling such Opinion of Counsel shall confirm that, the Holders of such Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; or, in the case of covenant defeasance pursuant to clause (3) of this Section 11.02, MAALP shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e) MAALP shall have delivered to the Trustee an Officer’s Certificate of MAALP and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f) If the monies or Government Obligations or combination thereof, as the case may be, deposited under subclause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such subclause (a), Additional Interest with respect to, such Notes provided such Notes are redeemed on a particular Redemption Date, MAALP shall have given the Trustee irrevocable instructions to redeem all such Notes on such date and, unless notice of redemption shall have been previously given to the Holders of all of the Outstanding Notes of such series as and when required by the terms of the Notes and this Indenture, to give notice of such redemption to the Holders of the Outstanding Notes as and when required by the terms of the Notes and this Indenture.

MAALP shall (or, in the case of legal defeasance or covenant defeasance in respect of any Notes that are guaranteed by CRLP pursuant to this Indenture, MAALP and CRLP shall, jointly and severally) pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 11.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to MAALP from time to time upon an Operating Partnership Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 11.02 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a legal defeasance or covenant defeasance, as applicable, in accordance with this Section 11.02.

In the event that MAALP effects legal defeasance or covenant defeasance with respect to the Notes, CRLP shall be released from its Subsidiary Guarantees, if any, of the Notes, and all of its other obligations under this Indenture with respect to the Notes, except that, anything in this Indenture to the contrary notwithstanding, CRLP’s obligations under this Section 11.02, Sections 11.03 and 11.04 and the first sentence of the third paragraph of Section 15.01 shall survive such legal defeasance or covenant defeasance, as the case may be, and remain in full force and effect.

Section 11.03 Application of Trust Money.

All money and Government Obligations deposited with the Trustee pursuant to subclause (a)(2) of the first paragraph of Section 11.01 or subclause (4)(a) of Section 11.02 in respect of any Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than MAALP or MAA or any Subsidiary or Affiliate of MAALP or MAA) as the Trustee may determine, to the Holders of the Notes of the principal of, and premium, if any, and interest, if any, on, and Additional Interest, if any, with respect to the Notes, but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 11.04 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to subclause (a)(2) of the first paragraph of Section 11.01 or subclause (4)(a) of Section 11.02, as the case may be, to pay any principal of or premium, if any, or interest, if any, on or Additional Interest, if any, with respect to the Notes by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then MAALP’s obligations under this Indenture and the Notes and MAA’s obligations under this Indenture, and any CRLP’s obligations under this Indenture, if any, shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Interest, if any, in respect of the Notes as contemplated by Section 11.01 or 11.02, as the case may be, and Section 11.03; provided, however, that if MAALP, MAA or, if applicable, CRLP makes any payment of the principal of or premium, if any, or interest, if any, on or Additional Interest, if any, in respect of the Notes following the reinstatement of its obligations as aforesaid, MAALP, MAA or CRLP, as the case may be, shall be subrogated to the rights of the Holders of the Notes to receive such payment from the funds held by the Trustee or Paying Agent.

ARTICLE XII

Intentionally Omittied

ARTICLE XIII

Immunity of Partners, Officers, Agents, Etc. of MAALP, MAA or CRLP

Section 13.01 Indenture and Notes Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Note or Subsidiary Guarantee endorsed on the certificate evidencing any Note, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner, shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of MAALP, MAA or CRLP or of any of MAALP’s, MAA’s or CRLP’s respective predecessors or successors, either directly or through MAALP, MAA or CRLP, as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes; provided, however, that the forgoing provisions of this paragraph and any corresponding or similar provisions contained in the Indenture, the certificate evidencing any Note or in the Subsidiary Guarantee, if any, endorsed on the certificate evidencing any Note shall not be applicable to, or limit recourse under or upon, any obligation, covenant or agreement of MAALP set forth in the Indenture or in any Notes, any obligation, covenant or agreement of MAA set forth in the Indenture or any obligation, covenant or agreement of CRLP set forth in the Indenture or any Subsidiary Guarantees endorsed on the certificates evidencing any Notes, or in each case because of any indebtedness evidenced by any of the foregoing.

ARTICLE XIV

MEETINGS OF HOLDERS OF NOTES

Section 14.01 Purposes for Which Meetings May Be Called.

A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article XIV to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Notes.

Section 14.02 Call, Notice and Place of Meetings.

(a)          The Trustee may, in its sole discretion, at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01 hereof, to be held at such time and at such place as the Trustee shall determine.

(b)          In case at any time MAALP, the Parent or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then MAALP, the Parent, if applicable, or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 14.02.

(c)          Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03 hereof, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

Section 14.03 Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Parent and its counsel and any representatives of MAALP and its counsel.

Section 14.04 Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at the meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved.  In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02 hereof, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 9.02 hereof, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.02 hereof, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes.

Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

Section 14.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.03 hereof and the appointment of any proxy shall be proved in the manner specified in Section 8.01 hereof.

(a)          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by MAALP, the Parent or by Holders of Notes as provided in Section 14.02(b) hereof, in which case MAALP, the Parent or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(b)          At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(c)          Any meeting of Holders of Notes duly called pursuant to Section 14.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06 Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them.  The permanent chairman of the meeting shall appoint an inspector of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting its verified written report in triplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspector of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 hereof and, if applicable, Section 14.04 hereof.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to MAALP and the Parent, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XV

SUBSIDIARY GUARANTEE

Section 15.01 Subsidiary Guarantee.

The provisions of this Article Fifteen shall not become effective until such time as CRLP shall have entered into a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 4.14. By its execution of any such Subsidiary Guarantee Supplemental Indenture, CRLP will be deemed to have acknowledged and agreed that it receives substantial benefits from MAALP and MAA and that CRLP is providing its Subsidiary Guarantees for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article Fifteen, CRLP hereby fully and unconditionally guarantees to each Holder of Notes that are authenticated by the Trustee and delivered by the Trustee or MAALP that: (i) the principal of, and premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise; (ii) to the extent permitted by applicable law, interest on overdue principal of, and overdue premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due; and (iii) all other obligations of MAALP to the Holders of Notes and (solely insofar as it relates to the Notes) to the Trustee hereunder and under the Notes (including, without limitation, obligations to pay fees, expenses and other charges) shall be duly and punctually paid in full when due or duly and punctually performed, as the case may be, all in accordance with the terms hereof and thereof, and, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full when due, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, or duly and punctually performed, as the case may be, in accordance with the terms of the extension or renewal, subject, however, in each case referred to above in this paragraph, to the limitations set forth in Section 15.03 hereof (collectively, the “Subsidiary Guarantee Obligations”).

Subject to the provisions of this Article Fifteen, CRLP hereby agrees, to the extent permitted by applicable law, that its Subsidiary Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or of this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any thereof, the entry of any judgment against MAALP, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of CRLP. CRLP hereby waives and relinquishes, to the extent permitted by applicable law: (a) any right to require the Trustee, the Holders of Notes or MAALP (each, a “Subsidiary Guarantee Benefited Party”) to proceed against MAALP or any other Person or to proceed against or exhaust any security held by a Subsidiary Guarantee Benefited Party at any time or to pursue any other remedy in any Subsidiary Guarantee Benefited Party’s power before proceeding against CRLP; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Subsidiary Guarantee Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) diligence, presentment, the filing of claims with any court in the event of a merger, consolidation, bankruptcy, insolvency or dissolution of MAALP, any right to require a proceeding first against MAALP and any demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of CRLP, MAALP, any other Subsidiary Guarantee Benefited Party or any creditor of CRLP or MAALP or on the part of any other Person in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Subsidiary Guarantee Benefited Party, including but not limited to an election to proceed against CRLP for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Subsidiary Guarantee Benefited Party’s election of the application of Section 1111(b)(2) (or any successor provision thereto) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 (or any successor provision thereto) of the Bankruptcy Code. CRLP hereby covenants, to the extent permitted by applicable law, that the Subsidiary Guarantee of the Notes shall not be discharged except (x) by payment and performance in full of all Subsidiary Guarantee Obligations, including the payment in full of the principal of, and premium, if any, and interest on, the Notes and all other costs and expenses provided for under this Indenture or (y) as provided in Section 4.14(c) or Article Four of this Indenture (subject to survival of certain obligations of CRLP as provided in Section 4.14(c), Article Four and the next succeeding paragraph).

If any Holder of Notes or the Trustee is required by any court or otherwise to return to either MAALP or CRLP, or any trustee or similar official acting in relation to either MAALP or CRLP, any amount paid by MAALP (at any time while a Subsidiary Guarantee was in effect with respect to the Notes), or any amount paid by CRLP, to the Trustee or such Holder in respect of the Notes, the Subsidiary Guarantee of the Notes, to the extent theretofore discharged or released, shall, to the extent permitted by applicable law, be reinstated in full force and effect, it being understood and agreed that, anything in this Indenture to the contrary notwithstanding, the provisions of this sentence shall survive any release, pursuant to Section 11.01 or 11.02 or clause (iv) of the last paragraph of Section 4.14(c), of CRLP’s Subsidiary Guarantees of the Notes and of CRLP from its other obligations under this Indenture with respect to the Notes and remain in full force and effect. CRLP agrees, to the extent permitted by applicable law, that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Subsidiary Guarantee Obligations until payment in full and performance of all such Subsidiary Guarantee Obligations. CRLP agrees, to the extent permitted by applicable law, that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Subsidiary Guarantee Obligations, and (y) in the event of any acceleration of any such obligations as provided in Article Six hereof, the Subsidiary Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by CRLP for the purpose of the Subsidiary Guarantee.

Section 15.02         Execution and Delivery of Notation of Subsidiary Guarantee.

To evidence the Subsidiary Guarantee set forth in Section 15.01 hereof with respect to the Notes, CRLP agrees that a Subsidiary Guarantee may be endorsed on the certificates evidencing any Note that has been or is authenticated and delivered by the Trustee, which Subsidiary Guarantee shall be executed on behalf of CRLP by its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer or one of its Vice Presidents and by its Treasurer, one of its Assistant Treasurers, its Secretary or one of its Assistant Secretaries (which signatures may be manual or facsimile) and further agrees that the form and terms of such Subsidiary Guarantee shall be those established by the First Supplemental Indenture. Any Subsidiary Guarantee endorsed on the certificate evidencing any Note shall be in addition to, and shall in no way limit, the Subsidiary Guarantee of the Notes pursuant to this Article Fifteen. If CRLP shall become a party to this Indenture pursuant to a Subsidiary Guarantee Supplemental Indenture as contemplated by Section 4.14, then, if any Notes Outstanding at such time are evidenced by one or more Global Notes, MAALP and CRLP shall use commercially reasonable efforts to cause the applicable Depository (or its custodian or nominee) to exchange such Global Notes for Global Notes evidencing a like aggregate principal amount of Notes with Subsidiary Guarantees endorsed on such Global Notes; provided, however, that no failure to effect any such exchange shall constitute a default or Event of Default with respect to the Notes hereunder.

Subsidiary Guarantees endorsed on the certificates evidencing any Note bearing the manual or facsimile signatures of individuals who were at the time the proper officers of CRLP shall, to the fullest extent permitted by law, bind CRLP, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Note or did not hold such offices at the date of such Note.

CRLP agrees that the Subsidiary Guarantee set forth in this Article Fifteen shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse, or election not to endorse, on any or all Notes a Subsidiary Guarantee in the manner contemplated by the first paragraph of this Section 15.02.

The delivery of any Note by the Trustee or MAALP, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture and the Subsidiary Guarantee, if any, endorsed on such Note on behalf of CRLP.

Section 15.03 Limitation of CRLP’s Liability; Certain Bankruptcy Events.

(1) CRLP, and by its acceptance hereof each Holder of Notes, hereby confirms that it is the intention of all such parties that the obligations of CRLP under its Subsidiary Guarantees of the Notes and its other obligations under this Article Fifteen with respect to the Notes not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to such Subsidiary Guarantees or other obligations. To effectuate the foregoing intention, the Holders of Notes and CRLP hereby irrevocably agree that the obligations of CRLP under its Subsidiary Guarantees of the Notes and its other obligations under this Article Fifteen with respect to the Notes shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of CRLP that are relevant under such laws, result in the obligations of CRLP under its Subsidiary Guarantees of the Notes and its other obligations under this Article Fifteen with respect to the Notes not constituting a fraudulent transfer or conveyance under such laws.

(2) CRLP hereby covenants and agrees, to the extent permitted by applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of MAALP, CRLP shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on any Subsidiary Guarantee and, to the extent permitted by applicable law, hereby waives and agrees not to take the benefit of any such stay of execution, whether under Sections 362 or 105 (or any successors thereto) of the Bankruptcy Code or otherwise.

Section 15.04 Suspension and Release of Subsidiary Guarantees

Anything in this Indenture or the Subsidiary Guarantees, if any, endorsed on the certificates evidencing any of the Notes to the contrary notwithstanding, CRLP may be released from its obligations under its Subsidiary Guarantees, if any, of the Notes and, solely insofar as relates to the Notes, from all of its other obligations, if any, under this Indenture (other than, in the case of any such release pursuant to Section 11.01, Section 11.02 or clause (iv) of Section 4.14(c), (a) such obligations under this Indenture that Section 11.01, Section 11.02 or clause (iv) of Section 4.14(c), as the case may be, expressly provides shall survive any such release and remain in full force and effect and (b) the provisions of the first sentence of the third paragraph of Section 15.01, which shall survive any such release pursuant to Section 11.01, Section 11.02 or clause (iv) of Section 4.14(c), as the case may be, and remain in full force and effect), all on the terms and subject to the conditions set forth in Article Four, Section 4.14 and the first sentence of the third paragraph of Section 15.01.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.01 Provisions Binding on Successors.

All the covenants, stipulations, promises and agreements by MAALP, MAA or CRLP contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02 Official Acts by Successor Entity.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of MAALP, MAA or CRLP shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of MAALP, MAA or CRLP, as the case may be.

Section 16.03 Addresses for Notices, etc.

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes on MAALP, MAA or CRLP shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To MAALP, MAA or CRLP, as applicable:

Mid-America Apartments, L.P.,

c/o Mid-America Apartment Communities, Inc.

6584 Poplar Avenue

Memphis, Tennessee 38138

Email address: al.campbell@maac.com

Attention: Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, when received after being given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or hand delivered, or sent by facsimile transmission addressed as follows:

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, Tennessee 37201

Attention: Global Corporate Trust Services

Facsimile No.: (615) 251-0737

The Trustee, by notice to MAALP, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 16.04 Governing Law; Waiver of Jury Trial

This Indenture, the Notes, and any Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York without regard, to the extent permitted by applicable law, to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401. EACH OF MAALP, MAA, CRLP AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, ANY SUBSIDIARY GUARANTEES OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 16.05 Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

Upon any application or demand by MAALP, MAA or CRLP to the Trustee to take any action under any of the provisions of this Indenture, MAALP, MAA or CRLP shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 16.06 Legal Holidays.

In any case in which the Stated Maturity of interest on or principal of the Notes or the Redemption Date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Stated Maturity or the Redemption Date, and no interest shall accrue for the period from and after such date.

Section 16.07 Trust Indenture Act.

This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08 No Security Interest Created.

Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of MAALP or its subsidiaries is located.

Section 16.09 Benefits of Indenture.

Nothing in this Indenture or in the Notes or in the Subsidiary Guarantee, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10 Table of Contents, Headings, etc.

The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11 Authenticating Agent.

The Trustee may appoint an authenticating agent (an “authenticating agent”) that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.06, 2.07, 2.08 and 3.03 hereof, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09 hereof.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to MAALP.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to MAALP.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 16.11, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to MAALP and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes as the names and addresses of such Holders appear on the Note Register.

MAALP agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between MAALP and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 hereof and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12 Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 16.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

Section 16.14 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

MID-AMERICA APARTMENTS, L.P.,
as Issuer
By:	Mid-America Apartment Communities, Inc., its general partner

By:	/s/ Albert M. Campbell, III
Name:	Albert M. Campbell, III
Title:	Executive Vice President and Chief Financial Officer

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:	/s/ Albert M. Campbell, III
Name:	Albert M. Campbell, III
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

EXHIBIT A

THIS NOTE MAY BE ISSUED WITH “ORIGINAL ISSUE DISCOUNT” WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). PLEASE CONTACT CHIEF FINANCIAL OFFICER AT 6584 POPLAR AVENUE, MEMPHIS, TENNESSEE 38138 TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY.

[Include only for Global Notes]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF MAALP.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO MAALP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Include only for Notes that are Restricted Securities]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

A-1

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF MAALP THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO THE PARENT, MAALP OR ANY OF MAALP’S SUBSIDIARIES OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

A-2

[FACE OF NOTE]

MID-AMERICA APARTMENTS, L.P. 5.50% SENIOR NOTES DUE 2015

CUSIP No. ______________

ISIN:  ________

No.	$______________

Mid-America Apartments, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (herein called the “Issuer” or “MAALP” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of_______________________ DOLLARS ($_______________), or such other amount as is set forth in the Schedule of Increases or Decreases in Note on the other side of this Note, on October 1, 2015 at the office or agency of MAALP maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 1 and October 1 of each year, commencing April 1, 2014 (each, an “Interest Payment Date”), on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.50%, from the most recent Interest Payment Date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from October 1, 2013 until payment of said principal sum has been made or duly provided for. The interest so payable will be paid to the Person in whose name the Note is registered on the Note Register at 5:00 p.m., New York City time, on the March 15 or September 15 immediately preceding the applicable Interest Payment Date (the “Record Date”); provided that any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall cease to be payable to the Noteholder registered as such on the relevant Record Date and may be paid to the Person in whose name the Note is registered on the Note Register at 5:00 p.m., New York City time, on a special record date to be fixed by the Trustee, notice of which will be provided to Noteholders not less than 10 calendar days prior to such special record date or in any other lawful manner, all as more fully provided in the Indenture. MAALP shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2.0 million may request by written notice to MAALP that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice in which case MAALP may, at its option, pay interest by wire transfer of immediately available funds to such account. MAALP shall pay interest on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

MAALP promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate borne by the Notes.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile or other electronic imaging means by the Trustee or a duly authorized authenticating agent under the Indenture.

A-3

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:
MID-AMERICA APARTMENTS, L.P.,
By: Mid-America Communities, Inc. , its general partner

By:
Name:
Title:

A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-5

[FORM OF REVERSE SIDE OF NOTE]

MID-AMERICA APARTMENTS, L.P. 5.50% SENIOR NOTES DUE 2015

This Note is one of a duly authorized issue of Notes of MAALP, designated as its 5.50% Senior Notes due 2015 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of December 13, 2013 (herein called the “Indenture”), between MAALP and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, MAALP, MAA, CRLP and the Holders of the Notes.  Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Notes are general unsecured obligations of MAALP. The Indenture limits the original aggregate principal amount of the Notes to $169,112,000, except to the extent provided in Section 2.01 of the Indenture.

If an Event of Default occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable.

The Indenture contains provisions permitting MAALP and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes and Subsidiary Guarantee, if any, subject to exceptions set forth in Section 9.02 of the Indenture.  Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among MAALP and the Holder of the Notes, the obligation of MAALP, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $2,000 principal amount and any multiple of $1,000.  At the office or agency of MAALP referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

MAALP shall have the right to redeem the Notes under certain circumstances as set forth in Article III of the Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

A-6

[Include only in Restricted Notes] In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement referred to in the Indenture.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

A-7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common

TEN-ENT	as tenants by the entireties

UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Cust	Custodian

JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

A-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                           to transfer this Note on the books of MAALP. The agent may substitute another to act for him.

Date: ______________________________

Your signature: ____________________________
(Sign exactly as your name appears on the face of this Note)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

A-9

[Include Schedule only for a Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial principal amount of this Global Note is [_____] DOLLARS ($[_____]). The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date	Amount of Increase in Principal Amount of this Note	Amount of Decrease in Principal Amount of this Note	Principal Amount of this Note following such Increase or Decrease	Signature of Authorized Officer or Trustee

A-10

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Mid_America Apartments, L.P.,

c/o Mid-America Apartment Communities, Inc.

6584 Poplar Avenue

Memphis, Tennessee 38138

Email address: al.campbell@maac.com

Attention: Chief Financial Officer

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, Tennessee 37201

Attention: Global Corporate Trust Services

Facsimile No.: (615) 251-0737

Re:  5.50% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of December 13, 2013 (the “Indenture”), by and between Mid-America Apartments, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (the “Issuer”) and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $               in such Note[s] or interests (the “Transfer”), to                                (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

B-1

2. ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Dealer Manager).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐  Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐  such Transfer is being effected to MAALP or a Subsidiary thereof; or

(c) ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d) ☐  such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

B-2

(b) ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐  Check if Transfer is Pursuant to Other Exemption or Registration.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States or pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ____________________

B-4

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐  a beneficial interest in the:

(i) ☐  144A Global Note (CUSIP             ), or

(ii) ☐  Regulation S Global Note (CUSIP             ), or

(b) ☐  a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐  a beneficial interest in the:

(i) ☐  144A Global Note (CUSIP             ), or

(ii) ☐  Regulation S Global Note (CUSIP             ), or

(iii) ☐  Unrestricted Global Note (CUSIP             ); or

(b) ☐  a Restricted Definitive Note; or

(c) ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

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EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Mid_America Apartments, L.P.,

c/o Mid-America Apartment Communities, Inc.

6584 Poplar Avenue

Memphis, Tennessee 38138

Email address: al.campbell@maac.com

Attention: Chief Financial Officer

U.S. Bank National Association

333 Commerce Street, Suite 800

Nashville, Tennessee 37201

Attention: Global Corporate Trust Services

Facsimile No.: (615) 251-0737

Re:  5.50% Senior Notes due 2015

Reference is hereby made to the Indenture, dated as of December 13, 2013 (the “Indenture”), by and between Mid-America Apartments, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee, as issuer (the “Issuer”), and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.

(b) ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________

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EXHIBIT D

FORM OF SUBSIDIARY GUARANTEE SUPPLEMENTAL INDENTURE

MID-AMERICA APARTMENTS, L.P., Issuer

MID-AMERICA APARTMENT COMMUNITIES, INC.,

COLONIAL REALTY LIMITED PARTNERSHIP, Subsidiary Guarantor

—and—

U.S. BANK NATIONAL ASSOCIATION,

Trustee

— SUPPLEMENTAL INDENTURE

Dated as of —, 201—

to

INDENTURE

Dated as of December 13, 2013, as Amended and Supplemented

Note: This form of supplemental indenture assumes that the Trustee will be a party. Appropriate revisions should be made if the Trustee will not be a party.

D-1

THIS SUPPLEMENTAL INDENTURE dated as of —, 201— (this “— Supplemental Indenture”) among MID-AMERICA APARTMENTS, L.P., a limited partnership duly organized and existing under the laws of the State of Tennessee (hereinafter called the “MAALP”), having its principal executive office located at [Update as appropriate—6584 Poplar Avenue, Memphis, Tennessee 38138], MID-AMERICA APARTMENT COMMUNITIES, INC., a corporation duly organized and existing under the laws of the State of Tennessee and the sole general partner of MAALP (hereinafter called “MAA”), having its principal executive office located at [Update as appropriate—6584 Poplar Avenue, Memphis, Tennessee 38138], COLONIAL REALTY LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of the State of Delaware (hereinafter called “CRLP”), having its principal executive office located at [Update as appropriate—6584 Poplar Avenue, Memphis, Tennessee 38138], and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as trustee (hereinafter called the “Trustee”).

RECITALS

WHEREAS, MAALP and MAA have executed and delivered to the Trustee an Indenture dated as of December 13, 2013 (the “Original Indenture”) providing for the issuance of 5.50% Senior Notes due 2015 (the “Notes”)

WHEREAS, pursuant to the Original, CRLP is now required to guarantee the Notes pursuant to a Subsidiary Guarantee Supplemental Indenture (as defined in the Original Indenture) which may be entered into without the consent of the Holders of the Notes;

WHEREAS, in order to provide for CRLP’s guarantee of the Notes, MAALP, MAA and CRLP are required to enter into this — Supplemental Indenture and have authorized the execution and delivery of this — Supplemental Indenture, and all things necessary to make the Subsidiary Guarantees (as defined in the First Supplemental Indenture) to be endorsed on the Certificates evidencing the Notes, when executed by CRLP, the valid obligations of CRLP in accordance with their terms and to make this — Supplemental Indenture a valid agreement of MAALP, MAA and CRLP in accordance with its terms have been done;

NOW, THEREFORE, THIS — SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, the benefits provided to CRLP by MAALPand MAA and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

Section 1.01.    Definitions.

(1)	As used herein, the the “Original Indenture” has the meaning set forth in the recitals hereto.

(2)	As used herein, the term “Indenture” has the meaning set forth in the Original Indenture and, for purposes of clarity, it is understood and agreed that such term shall include the amendments and supplements to the Original Indenture made by this — Supplemental Indenture.

(3)	The terms MAALP, MAA, CRLP, Trustee and all other terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

D-2

Section 1.02. Certain Provisions of General Application. Except as otherwise expressly provided in or pursuant to this —Supplemental Indenture or unless the context otherwise requires, for all purposes of this —Supplemental Indenture:

(1)	the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this ☐ Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(2)	the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(3)	the masculine gender includes the feminine and the neuter; and

(4)	references to agreements and other instruments include subsequent amendments and supplements thereto.

ARTICLE II

Section 2.01. Subsidiary Guarantee. CRLP hereby acknowledges and agrees that it receives substantial benefits from MAALP and MAA and that CRLP is providing its Subsidiary Guarantees for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, CRLP hereby fully and unconditionally guarantees to each Holder of Notes that are authenticated by the Trustee and delivered by the Trustee or MAALP that: (i) the principal of, and premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due, whether at Stated Maturity, upon acceleration, upon redemption or otherwise; (ii) to the extent permitted by applicable law, interest on overdue principal of, and overdue premium, if any, and interest on, the Notes shall be duly and punctually paid in full when due; and (iii) all other obligations of MAALP to the Holders of Notes or (solely insofar as it relates to the Notes) to the Trustee under the Indenture or under the Notes (including, without limitation, obligations to pay fees, expenses or other charges) shall be duly and punctually paid in full when due or duly and punctually performed, as the case may be, all in accordance with the terms of the Indenture and the Notes, and, in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise, or duly and punctually performed, as the case may be, in accordance with the terms of the extension or renewal, subject, however, in each case referred to above in this paragraph, to the limitations set forth in Section 1703 of the Indenture (such Section 1703 having been added to the Original Indenture by the First Supplemental Indenture) and, in each case referred to above, on the other terms and conditions set forth in Article Seventeen of the Indenture (such Article Seventeen having been added to the Original Indenture by the First Supplemental Indenture). Without limitation to the foregoing, CRLP agrees that it shall be bound by, and that it shall comply with and perform, all of the covenants, obligations and agreements to be complied with and performed by CRLP under the Indenture (including, without limitation, Article Seventeen thereof) and under the Subsidiary Guarantees, if any, endorsed on the certificates evidencing the Notes.

D-3

Section 2.02. Immunity of Partners, Officers, Agents, Etc. of MAALP, MAA or CRLP. No recourse under or upon any obligation, covenant or agreement contained in this — Supplemental Indenture or in any Note or Subsidiary Guarantee endorsed on the certificate evidencing any Note, or because of any indebtedness evidenced by any of the foregoing, shall be had against any past, present or future partner, shareholder, member, manager, employee, officer, agent or director, solely in their capacity as such, of MAALP, MAA or CRLP or of any of MAALP’s, MAA’s or CRLP’s respective predecessors or successors, either directly or through MAALP, MAA or CRLP, as applicable, or any such predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes; provided, however, that the forgoing provisions of this paragraph and any corresponding or similar provisions contained in the Indenture, the certificate evidencing any Note or in the Subsidiary Guarantee, if any, endorsed on the certificate evidencing any Note shall not be applicable to, or limit recourse under or upon, any obligation, covenant or agreement of MAALP set forth in the Indenture or in any Notes, any obligation, covenant or agreement of MAA set forth in the Indenture or any obligation, covenant or agreement of CRLP set forth in the Indenture or any Subsidiary Guarantees endorsed on the certificates evidencing any Notes, or in each case because of any indebtedness evidenced by any of the foregoing.

MISCELLANEOUS PROVISIONS

Section 3.01. Adoption, Ratification and Confirmation. The Indenture, as supplemented by this — Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this — Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.02 Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this — Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.03 Official Acts by Successor Entity. Any act or proceeding by any provision of this — Supplemental Indenture authorized or required to be done or performed by any board, committee or officer of MAALP, MAA or CRLP shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of MAALP, MAA or CRLP, as the case may be.

Section 3.04 Severability. In case any provision in this — Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.05 Benefits of — Supplemental Indenture. Nothing in this — Supplemental Indenture or in the Notes or Subsidiary Guarantee, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 3.06 Execution in Counterparts. This — Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this — Supplemental Indenture.

D-4

IN WITNESS WHEREOF, the parties hereto have caused this ☐ Supplemental Indenture to be duly executed, all as of the day and year first written above.

MID-AMERICA APARTMENTS, L.P.,
as Issuer
By:	Mid-America Apartment Communities, Inc., its general partner

By:
Name:
Title:

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:
Name:
Title:

COLONIAL REALTY LIMITED PARTNERSHIP,
as Subsidiary Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

D-5